UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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NeuStar, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Fellow Stockholders:

We are pleased to invite you to attend the 2008 Annual Meeting of Stockholders of NeuStar, Inc. to be held on Wednesday, June 25, 2008 at 5:00 p.m., local time, at the Hyatt Regency Reston, located at 1800 Presidents Street, Reston, Virginia, 20190.

Details regarding admission to the Meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.

Your vote is important. Whether or not you plan to attend the Meeting, we hope you will vote as soon as possible. You may vote over the Internet, by telephone or by mailing a proxy or voting instruction card. Voting over the Internet, by phone or by written proxy will ensure your representation at the Meeting regardless of whether you attend in person. Please review the instructions on the proxy or voting instruction card regarding each of these voting options.

Thank you for your ongoing support of and continued interest in NeuStar, Inc.

Sincerely,

Jeffrey E. Ganek
Chairman of the Board and
Chief Executive Officer

NEUSTAR, INC.
46000 CENTER OAK PLAZA
STERLING, VIRGINIA 20166

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 25, 2008

Time and Date	5:00 p.m. (local time) on June 25, 2008.

Place	The Hyatt Regency Reston, located at 1800 Presidents Street, Reston, Virginia, 20190.

Items of Business	• Elect three directors to the Board of Directors to hold office until our Annual Meeting of Stockholders in 2011 and until their respective successors have been elected or appointed;

• Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2008; and

• Transact any other business that may properly come before the Meeting or any adjournment or postponement of the Meeting.

Adjournments and Postponements	Any action on the items of business described above may be considered at the Meeting at the time and on the date specified above or at any time and date to which the Meeting may be properly adjourned or postponed.

Record Date	You are entitled to notice of and to vote at the Meeting and at any adjournment or postponement that may take place only if you were a stockholder as of the close of business on April 26, 2008.

Voting	Your vote is very important. Whether or not you plan to attend the Meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. You may submit your proxy or voting instruction card for the Meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided, or, in most cases, by using the telephone or the Internet. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers” beginning on page 1 of this proxy statement and the instructions on the proxy or voting instruction card. You can revoke a proxy prior to its exercise at the Meeting by following the instructions in the accompanying proxy statement.

By order of the Board of Directors,

Martin K. Lowen
Senior Vice President, General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to Be Held on June 25, 2008.

This 2008 Proxy Statement and 2007 Annual Report are available under the Investor Relations tab on our website at www.neustar.biz.

NEUSTAR, INC.
46000 CENTER OAK PLAZA
STERLING, VIRGINIA 20166

PROXY STATEMENT

QUESTIONS AND ANSWERS

Why did I receive these proxy materials?

We are sending you this proxy statement as part of a solicitation by the Board of Directors of NeuStar, Inc. for use at our 2008 Annual Meeting of Stockholders and at any adjournment or postponement that may take place. Unless the context otherwise requires, the terms “us,” “we,” “our,” and the “Company” include NeuStar, Inc. and its consolidated subsidiaries.

You are invited to attend our Annual Meeting of Stockholders on Wednesday, June 25, 2008, beginning at 5:00 p.m., local time (the “Meeting”). The Meeting will be held at the Hyatt Regency Reston, located at 1800 Presidents Street, Reston, Virginia, 20190.

This Notice of Annual Meeting of Stockholders, proxy statement, form of proxy and voting instructions and our 2007 Annual Report are first being mailed starting approximately May 5, 2008.

Do I need a ticket to attend the Meeting?

You will need an admission ticket or proof of ownership to enter the Meeting. An admission ticket is attached to your proxy card if you hold shares directly in your name as a stockholder of record. If you plan to attend the Meeting, please vote your proxy but keep the admission ticket and bring it with you to the Meeting.

If your shares are held beneficially in the name of a bank, broker or other nominee and you plan to attend the Meeting, you must present proof of your ownership of NeuStar stock, such as a bank or brokerage account statement, to be admitted to the Meeting. If you would rather have an admission ticket, you can obtain one in advance by mailing a written request, along with proof of your ownership of NeuStar stock, to:

NeuStar, Inc.
Attn: Corporate Secretary
46000 Center Oak Plaza
Sterling, Virginia 20166

All stockholders also must present a form of personal identification in order to be admitted to the Meeting.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Meeting.

Who is entitled to vote at the Meeting?

Holders of NeuStar common stock at the close of business on April 26, 2008 (the “Record Date”), are entitled to receive this Notice and to vote their shares at the Meeting. As of the Record Date, there were 72,611,791 shares of Class A common stock outstanding and entitled to vote and 4,538 shares of Class B common stock outstanding and entitled to vote. All holders of common stock shall vote together as a single class, and each holder of common stock is entitled to one vote per share of Class A common stock and one vote per share of Class B common stock on each matter properly brought before the Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with NeuStar’s transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the “stockholder of record.” The Notice of Annual Meeting of Stockholders, proxy statement and proxy card and our 2007 Annual Report have been sent directly to you by NeuStar.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. The Notice of Annual Meeting of Stockholders, proxy statement and proxy card and our 2007 Annual Report have been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or on the Internet (if available).

How do I vote?

You may vote using any of the following methods:

By Mail

Be sure to complete, sign and date the proxy card or voting instruction card and return it in the prepaid envelope. If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the Board of Directors.

If you are a stockholder of record and the prepaid envelope is missing, please mail your completed proxy card to NeuStar, Inc., 46000 Center Oak Plaza, Sterling, Virginia 20166, Attn: Corporate Secretary.

By Telephone or on the Internet

The telephone and Internet voting procedures established by NeuStar for stockholders of record are designed to authenticate your identity, allow you to give your voting instructions and confirm that those instructions have been properly recorded.

You can vote by calling the toll-free telephone number on your proxy card. Please have your proxy card in hand when you call. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you are located outside the U.S., see your proxy card for additional instructions.

The website for Internet voting is www.voteproxy.com. Please have your proxy card handy when you go online. As with telephone voting, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you also can request electronic delivery of future proxy materials.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day, and will close at 11:59 p.m. Eastern Daylight Time on June 24, 2008.

The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other nominee. Therefore, we recommend that you follow the voting instructions in the materials you receive.

If you vote by telephone or on the Internet, you do not have to return your proxy card or voting instruction card.

In Person at the Meeting

All stockholders may vote in person at the Meeting. You may also be represented by another person at the Meeting by executing a legal proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other nominee and present it to the inspectors of election with your ballot to be able to vote at the Meeting.

What can I do if I change my mind after I vote my shares?

If you are a stockholder of record, you can revoke your proxy before it is exercised by:

•	written notice to the Secretary of the Company;

•	timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or on the Internet; or

•	voting in person at the Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also vote in person at the Meeting if you obtain a legal proxy as described in the answer to the previous question.

All shares that have been properly voted and not revoked will be cast as votes at the Meeting.

What shares can I vote?

You can vote all shares that you owned on April 26, 2008, the record date. These shares include (1) shares held directly in your name as the stockholder of record; and (2) shares held for you as the beneficial owner through a broker, bank or other nominee.

What is “householding” and how does it affect me?

We have adopted a procedure, approved by the Securities and Exchange Commission, called “householding.” Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Notice of Annual Meeting of Stockholders and proxy statement, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees and conserve natural resources.

Stockholders who participate in householding will continue to receive separate proxy cards.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice of Annual Meeting of Stockholders and proxy statement, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our transfer agent, American Stock Transfer & Trust Company (in writing: 59 Maiden Lane (Plaza Level), New York, NY 10038; from within the United States by telephone: (866) 668-6550; from outside the United States by telephone: (718) 921-8500).

If you participate in householding and wish to receive a separate copy of this Notice of Annual Meeting of Stockholders and proxy statement, or if you do not wish to participate in householding and prefer to receive separate copies of these documents in the future, please contact American Stock Transfer & Trust Company as indicated above. Additional copies of this Notice of Annual Meeting of Stockholders and proxy statement will be sent promptly after receipt of your request.

Beneficial owners can request information about householding from their banks, brokers or other nominees.

Is there a list of stockholders entitled to vote at the Meeting?

The names of stockholders of record entitled to vote at the Meeting will be available at the Meeting and for ten days prior to the Meeting for any purpose germane to the Meeting, between the hours of 8:45 a.m. and 4:30 p.m., at our principal executive offices at 46000 Center Oak Plaza, Sterling, Virginia 20166, by contacting the Secretary of the Company.

How can I vote on each of the matters?

In the election of directors, you may vote “for” all of the nominees, or your vote may be “withheld” with respect to one or more of the nominees. For the ratification of Ernst & Young LLP as our independent registered public accounting firm, you may vote “for” or “against,” or you may indicate that you wish to “abstain” from voting on this matter.

What are the voting requirements to elect the directors and to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2008?

The presence of the holders of a majority of the outstanding shares of Class A common stock and Class B common stock entitled to vote at the Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a bank, broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

If you are a beneficial owner, your bank, broker or other nominee is permitted to vote your shares on the election of directors and the ratification of Ernst & Young LLP as our independent registered public accounting firm even if the bank or broker does not receive voting instructions from you. We believe that because the matters being voted upon at the Meeting are not among the specified matters on which banks, brokers or other nominees are prohibited from voting undirected shares, there will be no broker non-votes at the Meeting.

A plurality of the votes cast is required for the election of directors. This means that the director nominees with the most “for” votes will be elected. Thus, shares present at the Meeting that are not voted for a particular nominee, shares present in person or represented by proxy where the stockholder properly withholds authority to vote for such nominee, and broker non-votes, if any, will not be counted towards such nominee’s achievement of a plurality. Stockholders may not cumulate their votes in favor of any one nominee. As discussed under “Director Resignation Policy” below, our Board of Directors has adopted a policy providing that in any uncontested election of directors, any director nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall tender his or her resignation to the Board within 30 days of certification of the stockholder vote.

Under our bylaws, the affirmative vote of the majority of the votes cast affirmatively or negatively is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. Abstentions and broker non-votes, if any, are not counted as votes “for” or “against” this item.

If you sign your proxy card or voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board (“for” all director nominees named in the proxy statement and “for” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2008).

Could other matters be decided at the Meeting?

At the date of this proxy statement, we did not know of any matters to be raised at the Meeting other than those referred to in this proxy statement.

If other matters are properly presented at the Meeting for consideration, the proxy holders named on the proxy card will have the discretion to vote on those matters for you.

Can I access the Notice of Annual Meeting of Stockholders and proxy statement on the Internet?

The Notice of Annual Meeting of Stockholders and proxy statement are available under the Investor Relations tab on our website at www.neustar.biz. Instead of receiving future copies of our proxy statement by mail, most stockholders can elect to receive an e-mail that will provide electronic links to them. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business, and also will give you an electronic link to the proxy voting site.

Stockholders of Record:  If you vote on the Internet at www.voteproxy.com, simply follow the prompts for enrolling in the electronic proxy delivery service. You also may enroll in the electronic proxy delivery service at any time in the future by going directly to www.amstock.com and following the enrollment instructions.

Beneficial Owners:  If you hold your shares in a brokerage account, you also may have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your bank or other nominee regarding the availability of this service.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees, acting without special compensation, in person or by telephone, electronic transmission or facsimile transmission.

Who will count the vote?

Representatives of our transfer agent, American Stock Transfer & Trust Company, will tabulate the votes and act as inspectors of election.

How may I obtain NeuStar’s Form 10-K and other financial information?

A copy of our 2007 Annual Report, which includes our 2007 Form 10-K, has been sent with our Notice of Annual Meeting and Proxy Statement.

Stockholders may request another free copy of our 2007 Annual Report, which includes our 2007 Form 10-K, from:

NeuStar, Inc.
Attn: Corporate Secretary
46000 Center Oak Plaza
Sterling, VA 20166

Alternatively, current and prospective investors can access the 2007 Annual Report, which includes our 2007 Form 10-K, and other financial information on our website at www.neustar.biz under the caption “Investor Relations” or on the Securities and Exchange Commission’s website at www.sec.gov.

We also will furnish any exhibit to the 2007 Form 10-K if specifically requested upon payment of charges that approximate our cost of reproduction.

GOVERNANCE OF THE COMPANY

Our Principles of Corporate Governance

The Board of Directors has adopted a set of corporate governance principles as a framework for the governance of the Company. The Nominating and Corporate Governance Committee regularly reviews the principles and recommends changes to the Board of Directors as appropriate. Our Principles of Corporate Governance (the “Principles”) are available on our website at www.neustar.biz under the captions “Investor Relations — Corporate Governance — Principles.” A free printed copy is available to any stockholder who requests it from the address on page 5.

Among other matters, the Principles contain the following items concerning the Board of Directors:

•	The Board of Directors, which is elected by the Company’s stockholders, oversees the management of the Company and its business. The Board appoints the senior management team, which is responsible for operating the Company’s business, and monitors the performance of senior management.

•	The Board is divided into three classes, approximately equal in number, with staggered terms of three years each, so that the term of one class expires at each annual meeting of stockholders.

•	The Board presently believes that it is in the best interests of the Company for a single person to serve as Chairman of the Board and Chief Executive Officer (“CEO”). The Board may in its discretion separate the roles if it deems it advisable and in the Company’s best interests to do so. The Board selects an independent lead director on an annual basis.

•	When a director’s principal occupation or business association changes substantially during the director’s tenure on the Board, the director must tender his or her resignation for consideration by the Nominating and Corporate Governance Committee. The Committee recommends to the Board the action, if any, to be taken with respect to the resignation.

•	Ordinarily, directors may not serve on the boards of more than four public companies so as not to interfere with their service as a director of the Company. Directors should also advise the chair of the Nominating and Corporate Governance Committee in advance of accepting an invitation to serve on another corporate board.

•	Unless otherwise approved by the Nominating and Corporate Governance Committee, directors may not stand for reelection after age 72.

•	The Chairman and CEO, in consultation with the lead director, establishes the agenda for each Board meeting. Agenda items that fall within the scope of responsibilities of a Board committee are reviewed with the chair of that committee. Directors are encouraged to suggest the inclusion of items on the agenda. Directors are also free to raise subjects at a Board meeting that are not on the agenda for that meeting.

•	The independent directors meet in executive session without management present at least quarterly. The lead director chairs these executive sessions.

•	The Board reviews the Company’s long-term strategic plan and business unit initiatives at least annually.

•	The Board has four standing committees: Audit, Nominating and Corporate Governance, Compensation, and Neutrality. The Audit, Nominating and Corporate Governance, and Compensation Committees consist solely of independent directors. In addition, directors who serve on the Audit Committee must meet additional, heightened independence criteria applicable to audit committee members. All committees report regularly to the full Board with respect to their activities.

•	The Nominating and Corporate Governance Committee considers and makes recommendations to the Board regarding committee size, structure, composition and functioning. Committee members and chairs are recommended to the Board by the Nominating and Corporate Governance Committee and appointed by the full Board.

•	At the invitation of the Board, members of senior management may attend Board meetings or portions of meetings for the purpose of presenting matters to the Board and participating in discussions. Directors also have full and free access to other members of management and to employees of the Company.

•	The Board has the authority to retain such outside counsel, experts and other advisors as it determines appropriate to assist it in the performance of its functions. Each of the Audit, Nominating and Corporate Governance, and Compensation Committees has similar authority to retain outside advisors as it determines appropriate to assist it in the performance of its functions.

•	The Compensation Committee annually reviews the compensation of directors. Director compensation is set by the Board based upon the recommendation of the Compensation Committee. Non-management directors receive a combination of cash and equity compensation for service on the Board.

•	The Board plans for succession to the position of Chairman and CEO as well as certain other senior management positions. These plans are reviewed by the Nominating and Corporate Governance Committee. The CEO reports to the Board periodically on succession planning and management development and provides the Board with recommendations and evaluations of potential successors, including the position of Chairman and CEO.

•	The Compensation Committee is responsible for reviewing and approving annual and long-term performance goals for the CEO, evaluating the CEO’s performance against those goals, and recommending the CEO’s compensation to the independent directors for review and approval. Both the goals and the evaluation are submitted to the independent directors meeting in executive session. The results of the evaluation are shared with the CEO and used by the Compensation Committee in considering the CEO’s compensation, which is approved by the independent directors meeting in executive session.

•	The Company has an orientation process for Board members that is designed to familiarize new directors with the Company’s business, operations, finances, and governance practices. The Board encourages directors to participate in education programs to assist them in performing their responsibilities as directors.

•	The Board conducts an annual self-evaluation to assess its performance. The Audit, Nominating and Corporate Governance, and Compensation Committees conduct annual self-evaluations to assess their performance. The Nominating and Corporate Governance Committee is responsible for developing, administering and overseeing processes for conducting evaluations.

Director Independence

Our Principles of Corporate Governance include the following provisions concerning director independence:

•	A substantial majority of the Board is made up of independent directors.

•	An “independent” director is a director who meets the independence requirements of the New York Stock Exchange for directors, as determined by the Board. Specifically, an independent director is a director who has no material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company.

•	The Board makes an affirmative determination regarding the independence of each director annually, based upon the recommendation of the Nominating and Corporate Governance Committee.

•	The Board has established standards to assist it in determining director independence. Under these standards, which are included as Appendix A to the Principles of Corporate Governance, a director is not independent if, within the preceding three years:

•	the director was employed by the Company, or an immediate family member of the director was employed by the Company as an executive officer;

•	the director or an immediate family member received more than $100,000 per year in direct compensation from the Company, other than Board and committee fees, pensions or other forms of deferred compensation;

•	the director or an immediate family member had specified employment relationships with the Company’s independent auditor; or

•	the director or an immediate family member was part of an interlocking directorate in which the director or family member was employed as an executive officer of another company where any of the Company’s executive officers served on the compensation committee.

•	In addition, a director is not independent if the director is an employee, or an immediate family member is an executive officer, of a company that made payments to, or received payments from, the Company in excess of specified amounts during the preceding three years.

•	Finally, a director is not independent if the director or the director’s spouse is an executive officer of a non-profit organization to which the Company made contributions in excess of specified amounts during the preceding three years.

The Board undertook its annual review of director independence in February 2008. Based on the standards set forth in our Principles of Corporate Governance and outlined above, the Board affirmatively determined that current directors James G. Cullen, Joel P. Friedman, Ross K. Ireland, Paul A. Lacouture, Kenneth A. Pickar, Michael J. Rowny, and Hellene S. Runtagh are independent. The Board previously determined that our former director, Andre Dahan, was independent. The Board determined that Jeffrey E. Ganek is not independent as a result of his employment with the Company. In evaluating Mr. Lacouture’s independence, the Board considered that Mr. Lacouture’s son-in-law is a non-executive employee of a customer of the Company, and that Mr. Lacouture has continuing financial ties stemming from his own former employment with that customer. The Board determined that these relationships were not material and did not preclude independence under the standards outlined above.

All members of the Audit, Compensation, and Nominating and Corporate Governance Committees must be independent directors as defined by our Principles of Corporate Governance. Members of the Audit Committee must also satisfy additional, heightened independence requirements under Securities and Exchange Commission and New York Stock Exchange rules, which provide that Audit Committee members may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company (other than Board and committee fees, pensions or other forms of deferred compensation) and may not be affiliated persons of the Company.

Director Resignation Policy

Effective December 11, 2007, the Board adopted a policy providing that in any uncontested election of directors, any director nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall tender his or her resignation to the Board within 30 days of certification of the stockholder vote.

In deciding whether to accept the resignation, the Board will consider all factors deemed relevant, including the stated reasons why stockholders who cast “withhold” votes did so, any actions taken to address those stated reasons, the qualifications of the director, and whether the director’s resignation from the Board would be in the best interests of the Company and its stockholders. Only the independent directors, excluding the nominee in question, will decide the nominee’s status.

The Board will reach its decision within 90 days of certification of the stockholder vote and will promptly disclose its final decision, together with a full explanation of the process and the reasons for rejecting the tendered resignation, if applicable, in a Form 8-K furnished to the Securities and Exchange Commission. If the Board accepts a director’s resignation under the policy, the Nominating and Corporate Governance Committee will recommend to the Board whether to fill such vacancy or reduce the size of the Board.

Board and Committee Membership

Our Board of Directors currently has eight seats, divided into three classes:  Class I (three seats), Class II (three seats) and Class III (two seats). The Board is considering increasing its size to nine, with a third seat in Class III. The term for each class of directors expires at successive meetings.

The Board of Directors met 14 times during 2007. During 2007, each of our directors attended 75% or more of the aggregate of (a) the total number of meetings of the Board of Directors held while a director and (b) the total number of meetings held by all committees on which the director served (during the period in which the director served on such committees). Our Board has adopted a policy that our directors are expected and strongly encouraged to attend each Annual Meeting of Stockholders absent compelling circumstances. All of our directors then on the Board attended our 2007 Annual Meeting of Stockholders.

The table below provides the current membership information for the Board of Directors and each standing committee of the Board.

									Nominating
									and
		Year							Corporate
		Current	Audit		Compensation		Neutrality		Governance
		Term	Committee		Committee		Committee		Committee
Name	Position	Expires	Member		Member		Member		Member

Mr. Cullen	Class I director	2008	X	*					X
Mr. Friedman	Class I director	2008			X	*
Mr. Ganek	Class III director	2010					X
Mr. Ireland	Class II director	2009			X		X
Mr. Lacouture	Class II director	2009	X
Dr. Pickar	Class I director	2008			X		X	*
Mr. Rowny	Class II director	2009	X						X
Ms. Runtagh	Class III director	2010	X						X	*

*	Chair

The Audit Committee

Under the terms of its Charter, the Audit Committee meets at least four times per fiscal year, including periodic meetings in executive session with each of our management, our principal internal auditor, our independent registered public accounting firm (independent auditors), and our General Counsel, and reports regularly to the full Board of Directors with respect to its activities. The Audit Committee represents and assists the Board of Directors in overseeing the accounting and financial reporting processes of the Company and the audits of our financial statements and internal control over financial reporting, including the integrity of the financial statements; our compliance with legal and regulatory authority requirements; the independent auditors’ qualifications and independence; the performance of our internal audit function and independent auditors; and the preparation of a report of the Audit Committee to be included in our annual proxy statement. The Audit Committee is responsible for:

•	directly appointing, retaining, compensating, evaluating, overseeing, and terminating (when appropriate) the Company’s independent auditors, who shall report directly to the Committee;

•	reviewing and pre-approving all audit and permissible non-audit services to be provided by the independent auditors, and establishing policies and procedures for the pre-approval of audit and permissible non-audit services to be provided by the independent auditors;

•	at least annually, obtaining and reviewing a report by the independent auditors describing: (a) the auditors’ internal quality-control procedures; and (b) any material issues raised by the most recent internal quality-control review, or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues;

•	at least annually, reviewing the qualifications, independence and performance of the independent auditors, and discussing with the independent auditors their independence;

•	upon completion of the annual audit, reviewing with the independent auditors their experiences, any audit problems or difficulties encountered (including restrictions on their work, cooperation received or not received, and significant disagreements with corporate management) and management’s response, and findings and recommendations concerning their annual audit of the Company;

•	meeting to review and discuss with corporate management and the independent auditors the annual audited financial statements, and the unaudited quarterly financial statements, including reviewing the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommending to the Board whether the annual audited financial statements should be included in the Company’s annual report on Form 10-K;

•	reviewing and discussing earnings press releases, and corporate practices with respect to earnings press releases and financial information and earnings guidance provided to analysts and ratings agencies;

•	reviewing and discussing with management and the independent auditors the Company’s major risk exposures and the steps management has taken to monitor and control such exposure;

•	reviewing the adequacy and effectiveness of the Company’s internal audit procedures and internal controls over financial reporting, and any programs instituted to correct deficiencies;

•	reviewing and discussing the adequacy and effectiveness of the Company’s disclosure controls and procedures;

•	overseeing the Company’s compliance systems with respect to legal and regulatory requirements and reviewing the Company’s codes of conduct and programs to monitor compliance with such codes;

•	establishing procedures for the submission of complaints regarding accounting, internal accounting controls, or auditing matters;

•	investigating, or referring, matters brought to its attention as appropriate, with full access to all books, records, facilities and personnel of the Company;

•	reviewing the application of significant regulatory, accounting and auditing initiatives, including new pronouncements;

•	establishing policies for the hiring of employees and former employees of the independent auditors;

•	annually reviewing and reassessing the adequacy of the Audit Committee Charter and evaluating the performance of the Committee, and recommending changes to the Board as appropriate; and

•	performing such other functions as assigned by law, the Company’s certificate of incorporation or bylaws, or the Board of Directors.

The Audit Committee has the authority to retain, at NeuStar’s expense, such outside counsel, experts, and other advisors as it determines appropriate to assist it in the full performance of its functions.

The Audit Committee met 10 times during 2007.

The members of the Audit Committee as of the date of this proxy statement are Messrs. Cullen (Chair), Lacouture, and Rowny and Ms. Runtagh. Mr. Dahan was a member of the Audit Committee until his resignation from the Board on April 10, 2007.

The Board of Directors has determined that each of the members of the Audit Committee is independent, as defined by the Company’s director independence standards and the rules of the New York Stock Exchange and the Securities and Exchange Commission, that each such member also meets the heightened standards for Audit Committee independence described under the heading “Director Independence” above, and that each of Messrs. Cullen and Rowny is an “audit committee financial expert” as defined by the Securities and Exchange Commission.

The report of the Audit Committee is included on page 49. A copy of the Audit Committee Charter is available on our website at www.neustar.biz, under the captions “Investor Relations — Corporate Governance —

Highlights — Committee Charters.” A free printed copy is available to any stockholder who requests it from the address on page 5.

The Nominating and Corporate Governance Committee

Under the terms of its Charter, the Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become Board members, recommending to the Board director candidates for election at the annual meeting of stockholders, developing and recommending to the Board a set of corporate governance principles and undertaking a leadership role in shaping corporate governance. Specifically, the Committee is responsible for:

•	developing and recommending to the Board criteria for identifying and evaluating director candidates;

•	identifying, reviewing the qualifications of, and recruiting candidates for election to the Board;

•	assessing the independence of incumbent directors in determining whether to recommend them for reelection to the Board;

•	establishing a procedure for the consideration of Board candidates recommended by the stockholders;

•	recommending to the Board candidates for election or reelection to the Board at each annual stockholders’ meeting;

•	recommending to the Board candidates to be elected by the Board as necessary to fill vacancies and newly created directorships;

•	developing and recommending to the Board a set of corporate governance principles and reviewing and recommending changes to these principles, as necessary;

•	making recommendations to the Board concerning the structure, composition and functioning of the Board and its committees;

•	recommending to the Board candidates for appointment to Board committees and considering periodically rotating directors among the committees;

•	reviewing and recommending to the Board retirement and other tenure policies for directors;

•	reviewing directorships in other public companies held by or offered to directors and senior officers of the Company and consulting with the Company’s Neutrality Committee regarding such directorships;

•	reviewing and assessing the channels through which the Board receives information, and the quality and timeliness of information received;

•	reviewing the Company’s succession plans relating to the Chief Executive Officer and other senior officers;

•	overseeing the annual evaluation of the Board and its committees and management;

•	reviewing the governance structure of the Company;

•	reviewing external developments in corporate governance matters; and

•	annually evaluating the performance of the Committee and the adequacy of the Committee’s Charter and recommending changes to the Board as appropriate.

The Nominating and Corporate Governance Committee has the authority to retain, at the Company’s expense, such outside counsel, experts, and other advisors as it determines appropriate to assist it in the full performance of its functions. The Committee has sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm’s fees and other retention terms.

The Nominating and Corporate Governance Committee met seven times during 2007.

The members of the Nominating and Corporate Governance Committee as of the date of this proxy statement are Ms. Runtagh (Chair) and Messrs. Cullen and Rowny. Mr. Dahan was a member of the Nominating and Corporate Governance Committee until his resignation from the Board on April 10, 2007.

The Board of Directors has determined that each of the members of the Nominating and Corporate Governance Committee is independent, as defined by the Company’s director independence standards and the rules of the New York Stock Exchange.

A copy of the Nominating and Corporate Governance Committee Charter is available on our website at www.neustar.biz, under the captions “Investor Relations — Corporate Governance — Highlights — Committee Charters.” A free printed copy is available to any stockholder who requests it from the address on page 5.

The Nominating and Corporate Governance Committee is responsible for recommending candidates for election to the Board and believes that director candidates should have certain minimum qualifications, including the highest level of integrity, maturity of judgment based on a record of senior-level experience, commitment to serving the interests of our stockholders, and a reputation and background that demonstrate that NeuStar has a Board with experience that is appropriate and consistent with our long-term vision. Candidates must also have a commitment to devote the time necessary to be active on the Board and the desire and ability to work collegially and as a team with the Board and senior management. Pursuant to our Principles of Corporate Governance, the Committee considers the number of other boards on which the candidate serves. Additionally, as part of the neutrality requirements to which we are subject under Federal Communications Commission rules and orders and certain of our contracts, directors cannot be employees or directors of a telecommunications service provider (“TSP”) or own more than 5% of the voting stock of a TSP.

The Committee believes that the Board, as a whole, should include members who collectively bring the following strengths and backgrounds to the Board:

•	experience as a Chairman and Chief Executive Officer of another company;

•	senior-level experience in the communications industry generally (e.g., wireline, wireless, Internet service providers and providers of Internet protocol and other next-generation communications services), or with companies that have transaction-based business models, media companies, and systems integration/systems technology companies;

•	experience with government and public policy;

•	geographic diversity, with representation from the United States, Asia and Europe; and

•	strengths in the functional areas of finance, corporate governance, financial statement auditing, business operations and strategic planning for communications companies, and mergers and acquisitions.

The Committee further aims to have gender and racial diversity on the Board.

The Nominating and Corporate Governance Committee uses a variety of methods to identify and evaluate nominees for director. Candidates may come to the attention of the Committee through current and former Board members, management, professional search firms (to whom we pay a fee), stockholders or other persons. The Committee evaluates candidates for the Board on the basis of the standards and qualifications set forth above, and seeks to achieve a diversity of strengths and backgrounds on the Board, particularly in the areas described above.

The Nominating and Corporate Governance Committee has in the past retained, and may in the future retain, a third-party search firm to assist the Committee in identifying and evaluating potential nominees for the Board. The Committee will also consider candidates for director recommended by our stockholders. Any stockholder recommendations proposed for consideration by the Committee should include the candidate’s name and qualifications for Board membership and should be addressed to the Nominating and Corporate Governance Committee, care of our Corporate Secretary, at NeuStar, Inc., 46000 Center Oak Plaza, Sterling, VA 20166. Properly submitted candidates who meet the criteria outlined above will be evaluated by the Committee in the same manner as candidates recommended by other sources.

In addition, our bylaws permit stockholders to nominate individuals for election at annual stockholder meetings and to solicit proxies in favor of such nominees. The process for nominating directors in accordance with our bylaws is discussed below under the heading “Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders.”

The Compensation Committee

Under the terms of its Charter, the Compensation Committee is to assist the Board of Directors in discharging its responsibilities relating to compensation of our executive officers and to produce the annual report on executive compensation to be included in our proxy statement. The Compensation Committee is specifically responsible for:

•	overseeing the Company’s overall compensation structure, policies and programs, and assessing whether that structure establishes appropriate incentives for management and employees;

•	administering and making recommendations to the Board with respect to the Company’s incentive-compensation and equity-based compensation plans;

•	reviewing and approving corporate goals and objectives relevant to the compensation of the CEO, evaluating the CEO’s performance in light of those goals and objectives, and recommending the CEO’s compensation level to the independent directors based on this evaluation;

•	overseeing the evaluation of other executive officers and setting their compensation based upon the recommendation of the CEO;

•	approving stock option and other stock incentive awards for executive officers;

•	reviewing and approving the structure of other benefit plans pertaining to executive officers;

•	reviewing and recommending employment and severance arrangements for executive officers;

•	approving, amending or modifying the terms of any compensation or benefit plan that does not require stockholder approval;

•	monitoring compliance by executive officers and directors with any stock ownership guidelines adopted by the Company;

•	reviewing the compensation of directors for service on the Board and its committees and recommending changes in compensation to the Board;

•	annually evaluating the performance of the Committee and the adequacy of the Committee’s Charter and recommending changes to the Board as appropriate; and

•	performing such other duties and responsibilities as are consistent with the purpose of the Committee and as the Board or the Committee deems appropriate.

The Compensation Committee has the authority to retain, at NeuStar’s expense, such outside counsel, experts and other advisors as it determines appropriate to assist it in the full performance of its functions.

The Compensation Committee met 12 times in 2007.

The members of the Compensation Committee as of the date of this proxy statement are Messrs. Friedman (Chair) and Ireland and Dr. Pickar.

The Board of Directors has determined that each of the members of the Compensation Committee is independent, as defined by the Company’s director independence standards and the rules of the New York Stock Exchange.

Additional information regarding the processes and procedures of the Compensation Committee, the scope of the Committee’s authority, and the role of executive officers and compensation consultants in determining or recommending compensation is set forth below under the heading “Compensation Discussion & Analysis.”

A copy of the Compensation Committee Charter is available on our website at www.neustar.biz, under the captions “Investor Relations — Corporate Governance — Highlights — Committee Charters.” A free printed copy is available to any stockholder who requests it from the address on page 5.

The Neutrality Committee

Under Federal Communications Commission rules and orders and certain of our contracts, we are required to comply with neutrality regulations and policies. We are examined periodically on our compliance with these requirements by independent third parties. The Neutrality Committee is responsible for receiving reports from the Company’s Neutrality Officer with respect to his or her neutrality functions; reviewing the quarterly attestation reports of the accountants who perform the neutrality procedures; reviewing and approving, as necessary, specific corrective actions based on the findings of the accountants; and reviewing and approving any changes or amendments to the Company’s neutrality compliance procedures.

The members of the Neutrality Committee as of the date of this proxy statement are Dr. Pickar (Chair) and Messrs. Ganek and Ireland. The Neutrality Committee met four times during 2007.

Executive Sessions

NeuStar’s independent directors meet in executive session without management present at least quarterly. The lead director, currently James G. Cullen, chairs these executive sessions.

Communications with Directors

Stockholders and other interested parties may communicate with the Board of Directors by writing c/o the Corporate Secretary, NeuStar, Inc., 46000 Center Oak Plaza, Sterling, Virginia 20166. Communications intended for a specific director or directors should be addressed to the attention of the relevant individual(s) c/o the Corporate Secretary at the same address. Our Corporate Secretary will review all correspondence intended for the Board and will regularly forward to the Board a summary of such correspondence and copies of correspondence that, in the opinion of the Corporate Secretary, is of significant importance to the functions of the Board or otherwise requires the Board’s attention. Directors may at any time review a log of all correspondence received by the Corporate Secretary that is intended for the Board and request copies of any such correspondence.

In addition, the Audit Committee of our Board has established a procedure for parties to submit concerns regarding what they believe to be questionable accounting, internal accounting controls, and auditing matters. Concerns may be reported through our Compliance Hotline at (800) 958-8839 , by email to the Audit Committee at CorporateCode@neustar.biz, or through a confidential web form, available at www.neustar.biz under the captions “Investor Relations — Corporate Governance — Contact the Board.” To the extent permitted by applicable law, concerns may be submitted anonymously and confidentially. In May 2008, we expect to change our Compliance Hotline to (888) 396-9033.

Code of Business Conduct

Our Board of Directors has adopted a Corporate Code of Business Conduct applicable to all of our directors, officers, employees and contractors providing services to or on behalf of the Company.

The Code embodies general principles such as compliance with laws, acting with honesty and integrity, avoidance of conflicts of interest, maintenance of accurate and timely financial and business records, use of the Company’s assets, working with customers, suppliers and governments, and protecting the Company’s information and information regarding other companies. All directors, officers, employees and contractors are obligated to report violations and suspected violations of the Code in accordance with the reporting procedures described in the Code.

Our Corporate Code of Business Conduct is available on our website at www.neustar.biz under the captions “Investor Relations — Corporate Governance — Code of Conduct.” A free printed copy is available to any stockholder who requests it from the address on page 5.

Compensation Committee Interlocks and Insider Participation

The current members of our Compensation Committee, who also served as members of the Committee in 2007, are Messrs. Friedman and Ireland and Dr. Pickar. No member of the Compensation Committee has been an officer or employee of NeuStar or any of our subsidiaries at any time. None of our executive officers serves as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our Board or our Compensation Committee.

COMPENSATION DISCUSSION & ANALYSIS

Overview

Our executive compensation programs are designed to create value for our stockholders by supporting the achievement of our business and financial objectives. To this end, we have formulated our programs for executives (including our named executive officers, as defined in the Summary Compensation Table below) to reward superior financial and operating performance, to align executives’ interests with those of our stockholders, and to encourage talented individuals to join and remain with the Company and contribute to our growth and success.

Our executive compensation programs are intended to be both competitive and fair. In determining the types and amount of compensation for each executive, we focus on the executive’s performance and potential, level of responsibility, and current compensation and stock ownership levels, as well as our retention needs and competitive practice. The material elements of our executive compensation programs consist of base salary, annual cash incentive compensation, discretionary bonus and equity awards.

Compensation Objectives

Performance

An important objective of our compensation programs is to motivate and reward outstanding performance. Elements of executive compensation that depend upon performance include:

•	annual cash incentive compensation, which is based on the achievement of predetermined business and financial objectives;

•	discretionary cash bonuses, which are awarded to select individuals for superior performance in a particular year; and

•	equity compensation, which is designed to motivate our executives to enhance stockholder value and achieve specific Company financial objectives.

We have attempted, and will seek in the future, to remain flexible as to the form of equity compensation that we use. Our equity awards have included stock options, restricted stock, phantom stock units and performance share units.

Alignment of Interests

We seek to align the interests of our executives with those of our stockholders. Elements of compensation that align executive and stockholder interests include:

•	annual cash incentive compensation, which focuses on key financial measurements that drive stockholder value; and

•	equity compensation, which links a significant portion of compensation to stock price appreciation and, in the case of performance share units, to meeting Company financial objectives linked to longer-term stockholder value creation.

As discussed below, we have also adopted management stock ownership guidelines to align executives’ interests more closely with those of our stockholders.

Retention

Our executive compensation programs are designed to help us attract and retain key management talent. Elements of compensation that encourage our executives to maintain a long-term commitment to NeuStar include:

•	option and restricted stock awards, which generally vest over four years; and

•	performance share unit awards, which generally vest after three years if cumulative financial goals are achieved.

We do not provide defined benefit (pension) or supplemental retirement plans for our executives.

Implementing Compensation Objectives

Determining Compensation

In making compensation decisions, we review the performance of the Company and each executive. We also consider the executive’s level of responsibility, the importance of the executive’s role in achieving our corporate objectives, and the executive’s long-term potential, while taking into account his or her current compensation, realized and unrealized equity gains and stock ownership levels, and our stock selling guidelines for executives. Finally, we weigh relevant business and organizational changes, retention needs and competitive practice. Specific factors that affect compensation decisions for our named executive officers include:

•	financial and operating measurements such as revenue growth, earnings and operating margins;

•	strategic objectives such as acquisitions, divestitures, global expansion, diversification and innovation; and

•	achieving specific operational goals, such as improved productivity and customer service, for the Company or the executive’s functional area.

In order to attract and retain the best management talent, we believe we must provide a total compensation package that is competitive relative to our peers. For this purpose, we consider compensation surveys conducted by Radford, a nationally recognized consulting firm, with a focus on surveys of companies in the communications and technology business service sectors that have revenues comparable to ours.

In addition to the survey data described above, we consider the practices of specific companies that we and our compensation consultant have identified as our peers. These public companies are selected annually by the Compensation Committee on the basis of similar business characteristics and comparable revenues, market capitalization and growth profiles. For 2007, these companies were:

Cogent Communications Group, Inc.	Polycom Incorporated
Convergys Corp.	Premiere Global Services, Inc.
Digital Insight Corporation	Salesforce.com, Inc.
Equinix, Inc.	Syniverse Holdings, Inc.
Global Payments, Inc.	TIBCO Software Inc.
NAVTEQ Corporation	Verisign, Inc.
Openwave Systems, Inc.	WebEx Communications, Inc.

For 2008, we substantially revised our peer company list in order to reflect mergers, acquisitions and similar transactions; remove companies that were no longer public; and concentrate on companies with growth profiles and business models comparable to ours. Specifically, we focused on companies with revenues ranging from $200 million to $1 billion, one- or three-year revenue growth (cumulative compound annual growth rate) of at least 15%, and some international operations. Accordingly, we added Akamai Technologies Inc.; ANSYS, Inc.; aQuantive, Inc.; Digital River, Inc.; Golden Telecom, Inc.; Informatica Corporation; MicroStrategy, Inc.; Red Hat, Inc.; SAVVIS, Inc.; Time Warner Telecom; and ValueClick, Inc. to the list and removed Cogent Communications Group, Inc.; Convergys Corp.; Digital Insight Corporation; Openwave Systems, Inc.; Premiere Global Services, Inc.; Syniverse Holdings, Inc.; and WebEx Communications, Inc. These changes had an immaterial impact on median compensation levels and resulted in a 7% decline in 75th percentile total direct compensation levels.

After reviewing the survey and peer group data described above, we determine the approximate range within which to target total direct compensation for our executives. For 2007, we set overall target compensation for the named executive officers at the 75th percentile of competitive practice, in recognition of the high degree of difficulty associated with meeting our financial and strategic objectives for 2007 and our aggressive revenue and earnings growth targets. For 2008, we set target compensation at or near the 75th percentile for the same reasons. We believe that our levels of pay competitiveness are substantiated by actual performance results and align with our goal of attracting, retaining and motivating executives of the highest caliber, particularly given that we do not offer pensions or other supplemental retirement benefits to our executives. Within any range of target compensation, we incorporate flexibility to respond to and adjust for the evolving business environment and our specific retention needs. For example, as discussed under “Compensation of the Named Executive Officers — Equity Compensation” below, the Compensation Committee approved special retention-based equity awards for Mr. Babka and Mr. Lowen in 2008, bringing their total target compensation above the 75th percentile for 2008.

Our compensation programs are designed to strike a balance between cash and equity and between annual and long-term incentives that the Compensation Committee considers appropriate. Our mix of compensation elements is designed to reward near-term results (in the form of annual cash incentive compensation and discretionary bonus) and motivate long-term performance (in the form of equity awards that vest over multi-year periods and which are based, in the case of the performance share units granted in 2007 and 2008, on the achievement of Company financial objectives). For 2007, approximately one-half to two-thirds of total compensation for our named executive officers was composed of long-term equity compensation, with the balance being primarily base salary and annual cash incentive compensation.

We believe the most important indicator of whether our compensation objectives are being achieved is our ability to deliver value to our stockholders.

Employment Agreement

In keeping with our increased focus on retention in 2008, we entered into an employment agreement with our CFO, Mr. Babka. Under this agreement, Mr. Babka has agreed to remain as our CFO for a multi-year period. In return, we have agreed to maintain his existing base salary and bonus target during this period. Moreover, as discussed below, the Compensation Committee approved a special equity award for Mr. Babka in connection with his entry into this agreement. Finally, the Nominating and Corporate Governance Committee approved a one-time exception to our management stock selling guidelines, allowing Mr. Babka to sell up to 200,000 shares of NeuStar stock beyond the sales permitted by the guidelines.

Severance and Change-in-Control Arrangements

As discussed under “Potential Payments upon Termination or Change in Control” below, we maintain severance and equity award arrangements that provide benefits to key management employees, including our named executive officers, if they experience specified termination or change-in-control events. In addition, several years prior to becoming a public company, we entered into agreements with two of our named executive officers, Mr. Ganek and Mr. Foster, that provide for the continuation of their employment on a part-time basis if their full-time employment is terminated by us without cause or by them for good reason.

We believe that reasonable severance and change-in-control protections for our named executive officers are necessary in order for us to attract and retain qualified executives. We have defined the events that would trigger payments in a manner that we believe is reasonable and consistent with current market practices. For example, the definition of “good reason” in our severance and change-in-control arrangements is intended to be limited to true circumstances of constructive discharge and includes notice and opportunity-to-cure provisions, so that severance rights are not triggered inadvertently. In addition, all of the benefits in our change-in-control arrangements are of the “double trigger” variety — meaning that in order for benefits to be payable, there must occur both a change in control and an affirmative action by us or our successor to terminate (or constructively terminate) an executive’s employment. Finally, any benefits arising under our severance plan and employment continuation agreements are conditioned on the executive’s execution of a release of claims and agreement to abide by specific non-compete, non-solicit, confidentiality and other obligations set forth in the plan and agreements.

We periodically review the necessity and design of our executive severance and change-in-control arrangements. In 2007, we amended our Key Employee Severance Pay Plan to eliminate “good reason” for non-change-in-control terminations; to provide enhanced severance for the CEO, as well as enhanced severance for all key employees in the event of a change in control followed by termination; to permit the Compensation Committee to extend the non-solicit obligation for an additional period (consistent with the non-compete); and to prohibit most lump-sum payments and require a six-month delay in payments for certain executives, as required by Section 409A of the Internal Revenue Code. These changes were intended to reflect emerging corporate governance “best practices,” enhance protection of our human capital, and respond to changes in applicable regulations. As our needs, the regulatory framework and market practices evolve, we will consider whether additional changes to our policies are appropriate.

Role of Compensation Committee and Management

The Compensation Committee has primary responsibility for overseeing the design and implementation of our executive compensation programs. The Compensation Committee, with input from the other independent directors, evaluates the performance of the CEO. The Compensation Committee then recommends CEO compensation to the independent directors for approval. The CEO and the Compensation Committee together review the performance of our other named executive officers and determine their compensation based on recommendations from the CEO and the Senior Vice President, Human Resources. The CEO and CFO also provide information and recommendations to the Compensation Committee regarding Company financial targets under the Annual Performance Incentive Plan and our performance share unit awards. The named executive officers do not play a role in their own individual compensation determinations, other than discussing individual performance objectives with the CEO.

Role of Compensation Consultants

The Compensation Committee has retained Frederic W. Cook & Co., Inc. to review market trends and advise the Committee regarding executive compensation. Representatives from Cook are responsible for preparing and reviewing Committee materials, attending Committee meetings, assisting the Committee with program design, and generally providing advice and counsel to the Committee and the Senior Vice President, Human Resources as compensation issues arise. The Committee also looks to Cook for assistance in determining the competitiveness of our executive compensation programs.

Cook reports directly to the Committee, although the Committee has instructed Cook to work with management to compile information and gain an understanding of the Company and any issues for consideration by the Committee. Cook did not receive professional fees from NeuStar in 2007 other than in connection with advising the Committee on executive compensation matters.

Equity Grant Process

All equity grants to our employees, including our named executive officers, are approved by the Compensation Committee. The Committee grants equity awards on an annual basis to employees at an appropriate level of seniority within the Company whose performance and potential contributions warrant such consideration. New hires at this level of seniority are generally granted equity awards upon or shortly after hire. On occasion, special retention and recognition grants are made to individuals deemed critical to retain, difficult to replace or high-potential employees.

The exercise price of each stock option awarded to our employees is the closing price of our common stock on the date of grant. If the Committee meets after the release of our quarterly or annual earnings information, the grant date is set as the date of the meeting. If the Committee meets prior to the release of earnings information, the Committee designates a grant date that is several days after the release of earnings information, in order to allow for dissemination of earnings information to the public.

Stock Ownership Guidelines

In 2007, the Compensation Committee adopted stock ownership guidelines for executives, effective January 1, 2008. The guidelines are designed to increase executives’ equity stakes in the Company and to align executives’

interests more closely with those of our stockholders. The guidelines provide that, within five years, the CEO should attain an investment position in NeuStar stock equal to at least four times his base salary; the President and COO should attain an investment position equal to at least three times her base salary, and all other executive officers should attain an investment position equal to at least two times their base salary. The number of shares needed to be owned is calculated annually based on the executive’s salary and an average of the prior year’s quarter-end closing stock prices.

Shares counted toward meeting the guidelines include shares owned outright by the executive or his or her spouse, including shares acquired upon the exercise of stock options and shares delivered upon vesting of restricted stock; performance shares earned by the executive; deferred stock units; shares held in trust that are included in the executive’s ownership reports filed with the SEC; and shares held in the executive’s retirement accounts. Unexercised stock options and unvested restricted stock or performance shares do not count toward meeting the guidelines.

Under the guidelines, each executive is expected to retain a percentage of the shares received from the Company’s equity compensation program (for example, upon the exercise of options, vesting of restricted stock, or receipt of shares under performance-based awards) until his or her required ownership level is achieved. For the CEO, this retention ratio is 100%; for the President and COO, the retention ratio is 75%; and for all other executive officers, the retention ratio is 50%. The retention ratios only apply to equity awards granted on or after January 1, 2007.

Management Stock Selling Guidelines

Each year, our Nominating and Corporate Governance Committee and Board of Directors adopt a policy limiting sales of NeuStar stock by our executives. Like the stock ownership guidelines, these limits are intended to align the interests of executives with those of our stockholders by requiring the executives to retain a meaningful percentage of their equity holdings in the Company.

The Compensation Committee considers the impact of the stock selling guidelines, together with realized and unrealized equity gains, when evaluating retention needs and executive compensation generally. In 2008, for example, the Nominating and Corporate Governance Committee and the Board determined to permit additional sales (beyond the guidelines) for Mr. Babka in connection with his entry into a multi-year employment agreement with the Company. The Compensation Committee considered the guidelines, and the proposed exceptions, in negotiating the agreement with Mr. Babka.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a limit of $1 million on the amount that a public company may deduct for compensation paid to the company’s CEO and to each of the company’s other three most highly compensated executive officers (excluding the CFO). This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance-based” compensation (i.e., compensation paid only if performance meets pre-established, objective goals based on criteria approved by stockholders).

At the time of our initial public offering, we maintained several incentive compensation plans, including our Annual Performance Incentive Plan and our stock incentive plans. Awards under these plans generally will not be subject to the limitations imposed by Section 162(m) until 2009.

Although we consider the impact of Section 162(m) when developing and implementing our executive compensation programs, we believe that it is important to preserve flexibility in adopting and administering programs to promote varying corporate goals. Accordingly, we have not adopted a policy requiring all compensation to be deductible, and amounts paid under any of our compensation programs may be determined not to so qualify.

Elements Used to Achieve Compensation Objectives

Base Salary

Base salaries are intended to be commensurate with each executive’s position and level of responsibility. Decisions regarding salary levels also take into account the executive’s current salary, the amounts paid to his or her peers within and outside the Company, and our obligations under existing employment agreements. For example, as discussed under “Employment Agreements” above, we have an agreement with Mr. Babka that requires us to maintain his current base salary and bonus target for a defined period of time.

Base salaries are evaluated annually or as necessary in response to organizational or business changes. Although salaries are considered annually, they are not automatically increased if the Compensation Committee believes that they are at appropriate levels or that other elements of compensation deserve greater weight in light of our stated objectives. This is consistent with our goal of offering competitive compensation that is tied to the achievement of our performance objectives.

Base salaries paid to the named executive officers in 2007 are discussed below and shown in the Summary Compensation Table on page 25. In 2007, we targeted base salaries for the named executive officers at or near the 75th percentile of competitive practice.

Cash Incentive Compensation

Annual cash incentive awards provide an inducement for achieving performance goals that we consider to be important contributors to stockholder value. These awards are determined in accordance with our Annual Performance Incentive Plan. At the beginning of each year, the Compensation Committee (or the independent directors, in the case of the CEO) establishes the performance goals and targets applicable under the Annual Performance Incentive Plan for awards that our executives are eligible to earn for the year. Target awards are set as a percentage of base salary and currently range from 60% to 100% of base salary for our named executive officers, depending on position and level of responsibility.

For 2007, as discussed below, 90% of the target award for Mr. Ganek, Mr. Babka and Mr. Lowen was based on the Company’s achievement of annual revenue and earnings before interest income, interest expense, income taxes, depreciation and amortization (“EBITDA”) goals, and 10% was based on individual achievements and was discretionary. For Mr. Foster and Mr. Spirtos, 45% of the target award was based on the Company’s achievement of annual revenue and EBITDA goals, 45% was based on our Next Generation Messaging group’s achievement of annual revenue and EBITDA goals, and 10% was based on individual achievements and was discretionary.

After the end of the fiscal year, the Compensation Committee reviews our full-year results against the Company performance goals previously established for the year. Based on that review, the Committee approves funding for the Plan, contingent on confirmation from our independent accountants that applicable financial thresholds have been achieved. In determining whether Company performance goals have been met, the Compensation Committee has the right, in its discretion, to adjust for extraordinary events, such as acquisitions, dispositions or changes in accounting rules during the year. The Compensation Committee did not exercise this right for the 2007 Plan year.

After reviewing the final full-year results and determining the extent to which performance goals have been met, the Compensation Committee (or the independent directors, in the case of the CEO) approves individual payouts to be awarded to our executives. Actual amounts payable under the Plan can range from 0% to 150% of an executive’s target award, based upon the extent to which performance meets, exceeds or is below target. Awards are generally paid in February or early March following the performance year.

The cash incentive compensation paid to the named executive officers for 2007 is discussed below and shown in the Summary Compensation Table on page 25.

Discretionary Bonus

The Compensation Committee (or the independent directors, in the case of the CEO) may, in its discretion, approve additional cash bonuses to key executives in a particular year. These bonuses, which are recommended by the CEO (for executives other than himself) or the Compensation Committee (for the CEO), are designed both to reward outstanding performance and to provide meaningful differentiation among executives based on their impact on the achievement of corporate goals. Bonuses, when approved, are generally paid in February or early March.

Bonuses paid to certain named executive officers for 2007 are discussed below and shown in the Summary Compensation Table on page 25.

Equity Compensation

Our equity compensation programs are designed to reward contributions to our success, motivate future performance, align the interests of our executives with those of our stockholders, and retain key executives through the term of the awards. When making equity grant decisions, we consider the grant size and the appropriate forms of equity to grant. We also consider the value of existing grants, vesting profiles, competitive market data and specific retention needs.

Our equity awards have included stock options, restricted stock, phantom stock units and performance share units. As discussed above, however, we have attempted, and will seek in the future, to remain flexible as to the form of equity compensation that we use so that we can properly motivate our executives to enhance stockholder value and achieve specific Company financial objectives.

When determining the appropriate mix of equity grants, we weigh the cost of these grants (determined in accordance with Statement of Financial Accounting Standards, or SFAS, No. 123(R)) with their potential benefits. We believe that providing more than one type of award helps to balance our compensation objectives. For example, stock options have value only to the extent that the price of NeuStar stock on the date of exercise exceeds the price on the grant date, and thus are an effective compensation element only if the stock price grows over the term of the award. In this sense, stock options are a motivational tool and are supportive of our growth strategy. On the other hand, restricted stock offers executives the opportunity to receive shares of NeuStar stock on the date the restriction lapses. In this regard, restricted stock serves both to reward and retain executives. Finally, performance share units, which we began using in 2007, are fully at risk and depend upon key performance measures that drive value for our stockholders, thus aligning the interests of our executives and stockholders. The receipt of shares underlying performance share units is determined entirely by the Company’s achievement of predetermined financial objectives. For 2007 and 2008, as discussed below, these objectives relate to Company revenue and EBITDA.

In managing the overall cost of our equity compensation program, we set an annual budget with respect to total expense and the dilutive impact to stockholders. Budgets have been set at levels that we believe are reasonable relative to peer companies, taking into account our compensation objectives.

The stock options and performance share unit awards granted to the named executive officers in 2007 are discussed below and shown in the 2007 Grants of Plan-Based Awards table on page 27. We did not grant restricted stock to our named executive officers in 2007.

Deferred Compensation

In April 2008, the Board of Directors approved the NeuStar, Inc. Deferred Compensation Plan, which will permit employees at the vice president level and above, including the named executive officers, to defer certain elements of compensation in order to delay taxation on such amounts. We believe that this is a standard benefit arrangement commonly offered at companies of our size. Specifically, the Plan will permit deferral of up to 75% of base salary and up to 90% of annual cash incentive awards and bonuses. The Company may elect to provide matching contributions to the extent that deferrals under the Plan have the effect of reducing a participant’s 401(k) compensation (and thus the matching contribution offered to all employees under our 401(k) plan). Amounts deferred or matched under the Plan will be credited with investment earnings based on investment options selected by the participants. Enrollment in the Plan is scheduled to begin in June 2008.

Other Compensation

In general, our executives receive health and welfare benefits under the same programs and subject to the same eligibility requirements that apply to all Company employees. Likewise, executives participate in our 401(k) plan on the same terms and conditions as apply to other Company employees.

On occasion, we provide our executives with other benefits that we believe are reasonable, competitive and consistent with our compensation objectives. These benefits, which constitute only a small portion of each named executive officer’s total compensation, are discussed below and shown in the All Other Compensation column of the Summary Compensation Table on page 25.

Compensation of the Named Executive Officers

In determining total compensation for our named executive officers for 2007, we evaluated the financial and operational performance of the Company and considered each executive’s contributions to that performance. A more detailed analysis of our financial and operational performance is contained in the Management’s Discussion & Analysis section of our Annual Report on Form 10-K for the year ended December 31, 2007, filed with the SEC.

Base Salary

Taking into account the factors discussed above, the Compensation Committee (and the independent directors, in the case of the CEO) approved 2007 base salaries for the named executive officers in March 2007. In July 2007, the Compensation Committee increased base salaries for Mr. Ganek, Mr. Spirtos and Mr. Lowen in connection with the elimination of certain benefits, including a corporate golf club membership, previously provided to those executives. The Compensation Committee determined not to raise base salaries for the named executive officers in 2008, with the exception of a 6% increase for Mr. Lowen based on market competitiveness (between median and 75th percentile). The following table sets forth the original, revised and current base salaries for the named executive officers:

	2007 Salary	Revised 2007 Salary	2008 Salary
Name	(effective 1/1/07)	(effective 8/1/07)	(effective 1/1/08)

Jeffrey E. Ganek	$550,000	$560,606	$560,606
Jeffrey A. Babka	$340,000	$340,000	$340,000
Mark D. Foster	$340,000	$340,000	$340,000
John B. Spirtos	$270,000	$280,606	$280,606
Martin K. Lowen	$235,000	$245,606	$260,000

Cash Incentive Compensation

In March 2007, the Compensation Committee set performance goals and targets under the Annual Performance Incentive Plan for 2007. In recognition of the high degree of difficulty associated with meeting our financial and strategic objectives, the Compensation Committee (and the independent directors, in the case of the CEO) established the following target awards for the named executive officers, presented as a percentage of base salary:

Name	2007 Target

Jeffrey E. Ganek	100%
Jeffrey A. Babka	75%
Mark D. Foster	75%
John B. Spirtos	60%
Martin K. Lowen	60%

When combined with base salaries, the target cash incentive award opportunities brought our named executive officers’ total target cash compensation for 2007 to approximately the 75th percentile of survey and peer company practice.

For the named executive officers other than Mr. Foster and Mr. Spirtos, 90% of the target award was to be based on the Company’s achievement of established goals relating to 2007 revenue and EBITDA. For Mr. Foster and Mr. Spirtos, 45% of the target award was to be based on the Company’s achievement of established goals relating to 2007 revenue and EBITDA, and 45% was to be based on the achievement of established goals relating to the 2007 revenue and EBITDA of our Next Generation Messaging group. The remaining 10% of each executive’s total target award was to be based on individual achievements and was discretionary.

After reviewing 2007 performance against the predetermined objectives, the Compensation Committee resolved to set funding for the Company portion of the Plan at 90% of target based on revenue of $429.2 million and EBITDA of $185.7 million (versus target revenue of $432.5 million and target EBITDA of $183.1 million). No funding was approved for the Next Generation Messaging group portion of the Plan, as actual performance was below threshold (versus target revenue of $25 million and a negative contribution to EBITDA). The Compensation Committee (and the independent directors, in the case of the CEO) then considered the performance of each named executive officer and determined to pay the following amounts for 2007:

		Percentage of
Name	2007 Payout	Target

Jeffrey E. Ganek	$504,545	90%
Jeffrey A. Babka	$229,500	90%
Mark D. Foster	$127,500	50%
John B. Spirtos	$85,024	51%
Martin K. Lowen	$132,627	90%

In February 2008, the Compensation Committee set performance goals and targets under the Annual Performance Incentive Plan for 2008. After considering the degree of difficulty associated with meeting our 2008 goals, the Compensation Committee determined to keep the same target award levels (as a percentage of base salary) for the named executive officers. For each of the named executive officers, 85% of the target award will be based on the Company’s achievement of established goals relating to 2008 revenue and EBITDA, and 15% of the award will be based on individual achievements and is discretionary. The Compensation Committee elected to use the same performance measures — Company revenue and EBITDA — for all of the named executive officers in 2008 because we believe these measures closely reflect financial performance that will enhance stockholder value. We determined not to use Next Generation Messaging group revenue and EBITDA as performance measures for Mr. Foster and Mr. Spirtos in 2008 due to these executives’ role and participation in the Company’s overall business.

For both 2007 and 2008, we set Annual Performance Incentive Plan goals at levels that reflected our internal, confidential business plan at the time the goals were established. These goals require a high level of financial performance and are based on overall Company performance, which will require contributions from various service offerings. As was the case with the awards granted for 2007, we believe the goals for the 2008 performance period are challenging but achievable.

Discretionary Bonus

After evaluating the factors described above, the Compensation Committee approved additional bonuses for 2007 to Mr. Foster and Mr. Spirtos in the amount of $10,000 each. These bonuses were recommended by the CEO based on the executives’ outstanding individual contributions in the areas of business diversification and innovation.

Equity Compensation

In 2007, the Compensation Committee granted a combination of stock options and performance share units to the named executive officers, reflecting our focus on motivating performance and aligning the interests of our executives and stockholders. Half of the equity compensation award value was delivered in stock options, and half of the value was delivered in performance share units. We believe this weighting provides an appropriate focus on both stockholder value creation and long-term operating performance. These awards are reflected in the 2007 Grants of Plan-Based Awards table on page 27.

In February 2008, the Compensation Committee again granted a combination of stock options and performance share units to the named executive officers. Both the 2007 and the 2008 performance share units vest after three years based upon the achievement of cumulative revenue and EBITDA goals set by the Compensation Committee at the time of grant. As with the Annual Performance Incentive Plan objectives, both sets of performance share unit goals reflect our internal, confidential business plan and require a high level of financial performance, with sustained and superior growth over the three-year performance period.

In addition, the Compensation Committee approved special retention awards for Mr. Babka and Mr. Lowen in 2008. Specifically, Mr. Babka was granted 17,000 shares of restricted stock and 17,000 performance share units in connection with entering into an employment agreement with the Company. The restricted stock will vest in full on December 31, 2009, and the performance share units will vest in full on December 31, 2009 based upon the achievement of established goals under the Annual Performance Incentive Plan for 2008 (discussed above). Mr. Lowen was granted 16,000 shares of restricted stock and 8,000 performance share units. Mr. Lowen’s restricted stock will vest in full on December 31, 2010, and his performance share units will vest in full on December 31, 2010 based upon the achievement of established goals under the Annual Performance Incentive Plan for 2008.

Other Compensation

Other benefits provided to the named executive officers for 2007 include one or more of the following: Company contributions to 401(k) plan accounts, which are available to all of our employees; golf club membership dues for a portion of the year; limited travel expenses; and network access and related costs for executives’ personal residences for a portion of the year. These benefits constituted only a small portion of each executive’s total compensation for 2007. As discussed above, the Compensation Committee determined in July 2007 to eliminate certain benefits for our executives, including a corporate golf club membership that was used by several of the named executive officers.

Compensation of President and Chief Operating Officer

Effective January 7, 2008, Lisa Hook was appointed President and Chief Operating Officer of NeuStar. The Compensation Committee approved a 2008 base salary of $435,000 for Ms. Hook, with a target award level under the Annual Performance Incentive Plan of 100% of her base salary. Of Ms. Hook’s target award, 85% will be based on the Company’s achievement of established goals relating to 2008 revenue and EBITDA, and 15% will be based on individual achievements and is discretionary.

The Compensation Committee also approved equity awards for Ms. Hook. Specifically, the Compensation Committee approved granting to Ms. Hook nonqualified stock options with respect to 185,000 shares of our common stock. Twenty-five percent of the options will vest and become exercisable on January 7, 2009; the remaining options will vest in 36 monthly installments thereafter.

The Compensation Committee also approved two restricted stock awards for Ms. Hook. The first award of 25,000 restricted shares will vest over four years, with 25% of the restricted shares vesting on each of the first, second, third and fourth anniversaries of January 7, 2008. The second award of 15,000 restricted shares will vest on or prior to February 22, 2011 based on, and subject to, the achievement of certain stock price goals established by the Compensation Committee.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the Compensation Discussion & Analysis set forth above and has discussed that Analysis with management. Based on its review and discussion with management, the Committee recommended to the Board of Directors that the Compensation Discussion & Analysis be included in the Company’s 2008 proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for 2007. This report is provided by the following independent directors, who compose the Committee:

Joel P. Friedman (Chair)
Ross K. Ireland
Dr. Kenneth A. Pickar

EXECUTIVE COMPENSATION TABLES AND DISCUSSION

Summary Compensation Table

The following table sets forth all compensation paid by us for the period shown to our principal executive officer, our principal financial officer and our three most highly compensated executive officers other than our principal executive officer and principal financial officer. We refer to these individuals as the “named executive officers” elsewhere in this proxy statement.

						Non-Equity
				Stock	Option	Incentive Plan	All Other
Name and		Salary	Bonus(1)	Awards(2)	Awards(3)	Compensation(1)	Compensation(4)	Total
Principal Position	Year	($)	($)	($)	($)	($)	($)	($)

Jeffrey E. Ganek	2007	553,240	—	583,843	718,036	504,545	13,960	2,373,624
Chairman and Chief Executive Officer	2006	500,000	125,000	18,090	473,969	375,000	26,311	1,518,370
Jeffrey A. Babka	2007	339,231	—	132,874	800,933	229,500	36,946	1,539,484
SVP and Chief Financial Officer	2006	300,000	75,000	10,963	748,065	225,000	64,617	1,423,645
Mark D. Foster	2007	339,519	10,000	228,891	411,353	127,500	1,938	1,119,201
SVP and Chief Technology Officer	2006	315,000	—	10,963	282,666	236,250	7,465	852,344
John B. Spirtos	2007	273,817	10,000	132,874	599,651	85,024	13,518	1,114,884
SVP, Corporate Development	2006	250,000	75,000	10,963	546,779	187,500	9,900	1,080,142
Martin K. Lowen(5)	2007	239,202	—	160,481	289,516	132,627	12,178	834,004
SVP, General Counsel and Secretary	2006	—	—	—	—	—	—	—

(1)	Reported amounts have been adjusted to (a) include amounts earned with respect to performance in the year shown but paid in the following year, and (b) exclude amounts earned with respect to performance in the previous year but paid in the year shown.

(2)	This column represents the dollar amount recognized by us under Statement of Financial Accounting Standards, or SFAS, No. 123(R) for the fair value of restricted stock and performance share units granted to the named executive officers in 2007 and prior fiscal years, disregarding the estimate of forfeitures related to service-based vesting conditions. For information about the assumptions and underlying calculations upon which we base the amounts recognized by us under SFAS No. 123(R), see Note 13 to the NeuStar audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC. See the 2007 Grants of Plan-Based Awards table below for information on awards made in 2007. These amounts reflect our accounting expense for these awards and may not correspond to the actual value that will be recognized by the named executive officers.

(3)	This column represents the dollar amount recognized by us under SFAS No. 123(R) for the fair value of stock options granted to the named executive officers in 2007 and prior fiscal years, disregarding the estimate of forfeitures related to service-based vesting conditions. For information about the assumptions and underlying calculations upon which we base the amounts recognized by us under SFAS No. 123(R), see Note 13 to the NeuStar audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC. See the 2007 Grants of Plan-Based Awards table below for information on awards made in 2007. These amounts reflect our accounting expense for these awards and may not correspond to the actual value that will be recognized by the named executive officers.

(4)	See the All Other Compensation table below.

(5)	Mr. Lowen was not a named executive officer in 2006.

All Other Compensation

The following table describes the components of All Other Compensation in the Summary Compensation Table for each named executive officer for 2007.

	Company
	Contributions to
	Individual’s
Name	401(k) Account	Other Benefits(1)		Total

Jeffrey E. Ganek	13,960	—		13,960
Jeffrey A. Babka	14,576	22,370	(2)	36,946
Mark D. Foster	1,938	—		1,938
John B. Spirtos	13,518	—		13,518
Martin K. Lowen	12,178	—		12,178

(1)	This column includes the total value of other benefits paid to each named executive officer. No single benefit exceeded the greater of $25,000 or 10% of the total amount of such benefits. To the extent that the total value of such benefits did not exceed $10,000, the value of such benefits has been omitted in accordance with SEC rules.

(2)	Other benefits include commuting expenses and network access and related costs for Mr. Babka’s personal residence.

2007 Grants of Plan-Based Awards

The following table provides information regarding each plan-based award granted to a named executive officer in the last fiscal year. All non-equity incentive plan awards were granted pursuant to the NeuStar, Inc. Annual Performance Incentive Plan, and all equity awards were granted pursuant to the NeuStar, Inc. 2005 Stock Incentive Plan.

v

					Estimated Future
		Estimated Possible Payouts			Payouts						Grant
		Under Non-Equity			Under Equity					Exercise	Date Fair
		Incentive Plan Awards(1)			Incentive Plan Awards(2)			All Other	All Other	Price of	Value of
		Thres-		Maxi-	Thres-		Maxi-	Stock	Option	Option	Stock and
	Grant	hold	Target	mum	hold	Target	mum	Awards	Awards	Awards	Option
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	Awards

Jeffrey E. Ganek	3/1/07	—	—	—	23,440	46,880	70,320	—	—	—	$1,527,819
	3/1/07	—	—	—	—	—	—	—	82,630	32.59	$960,442
	—	—	560,606	840,909	—	—	—	—	—	—	—
Jeffrey A. Babka	3/1/07	—	—	—	5,000	10,000	15,000	—	—	—	$325,900
	3/1/07	—	—	—	—	—	—	—	20,000	32.59	$232,468
	—	—	255,000	382,500	—	—	—	—	—	—	—
Mark D. Foster	3/1/07	—	—	—	9,000	18,000	27,000	—	—	—	$586,620
	3/1/07	—	—	—	—	—	—	—	38,000	32.59	$441,689
	—	—	255,000	382,500	—	—	—	—	—	—	—
John B. Spirtos	3/1/07	—	—	—	5,000	10,000	15,000	—	—	—	$325,900
	3/1/07	—	—	—	—	—	—	—	20,000	32.59	$232,468
	—	—	168,364	252,545	—	—	—	—	—	—	—
Martin K. Lowen	3/1/07	—	—	—	6,150	12,300	18,450	—	—	—	$400,857
	3/1/07	—	—	—	—	—	—	—	24,000	32.59	$278,962
	—	—	147,364	221,045	—	—	—	—	—	—	—

(1)	These columns show the amounts that each named executive officer could have received under the Annual Performance Incentive Plan for 2007 if various levels of performance had been achieved. Each executive’s actual payout for 2007 is set forth in the Summary Compensation Table above.

(2)	These columns show the number of shares that each named executive officer could receive under the performance share unit awards granted in 2007 if various levels of performance are achieved. The performance share units will vest on January 1, 2010 based on, and subject to, the achievement of cumulative revenue and EBITDA goals.

Notes to Summary Compensation Table and 2007 Grants of Plan-Based Awards Table

As discussed under “Compensation Discussion & Analysis” above, the Compensation Committee takes into account numerous factors, including individual and Company performance, position and level of responsibility, market data, and the recommendations of our CEO, in determining each executive’s salary, non-equity incentive award, bonus, equity awards and other compensation. In 2007, named executive officers’ base salaries constituted roughly one-fourth of their total compensation (as reported in the Summary Compensation Table), with the remaining three-fourths of total compensation composed principally of performance-based cash and equity awards.

The non-equity incentive awards in the Summary Compensation Table were approved by our Compensation Committee (and in the case of Mr. Ganek, by the independent directors) in February 2008 pursuant to the NeuStar, Inc. Annual Performance Incentive Plan. The Compensation Committee established the performance goals and performance targets applicable to these awards in March 2007. Our Annual Performance Incentive Plan goals, targets and payments are discussed in more detail under “Compensation Discussion & Analysis — Elements Used to Achieve Compensation Objectives” above.

The stock option and performance share unit awards in the Grants of Plan-Based Awards table were granted by the Compensation Committee on March 1, 2007 under the NeuStar, Inc. 2005 Stock Incentive Plan. Stock options granted in 2007 have a seven-year maximum term. Twenty-five percent of the stock options vested on March 1,

2008. The remaining stock options vest in 36 monthly installments thereafter. Performance share units granted in 2007 vest on January 1, 2010 based on, and subject to, the achievement of cumulative revenue and EBITDA goals set by the Compensation Committee at the time of grant. Holders of performance share units may receive dividend equivalents (as defined in the 2005 Stock Incentive Plan) on and after the grant date. We did not pay any dividends or dividend equivalents in 2007.

Outstanding Equity Awards at December 31, 2007

The following table provides information regarding unexercised options, unvested stock and equity incentive plan awards outstanding as of December 31, 2007 for each named executive officer.

	Option Awards						Stock Awards
												Equity
										Equity		Incentive
										Incentive		Plan
										Plan		Awards:
				Equity						Awards:		Market or
				Incentive						Number of		Payout
				Plan					Market	Unearned		Value of
				Awards:			Number of		Value of	Shares,		Unearned
	Number of	Number of		Number of			Shares or		Shares or	Units or		Shares,
	Securities	Securities		Securities			Units of		Units of	Other		Units or
	Underlying	Underlying		Underlying			Stock		Stock	Rights		Other
	Unexercised	Unexercised		Unexercised	Option		That Have		That Have	That Have		Rights That
	Options	Options		Unearned	Exercise	Option	Not		Not	Not		Have Not
	(#)	(#)		Options	Price	Expiration	Vested		Vested	Vested		Vested
Name	Exercisable	Unexercisable		(#)	($)	Date	(#)		($)	(#)		($)

Jeffrey E. Ganek	337,668	—		—	0.07	4/10/10	—		—	—		—
	38,639	—		—	4.29	6/6/12	—		—	—		—
	336,032	83,967	(1)	—	6.43	12/18/13	—		—	—		—
	48,127	56,873	(2)	—	30.20	2/22/13	—		—	—		—
	—	—		—	—	—	2,100	(3)	60,228	—		—
	—	82,630	(4)	—	32.59	3/1/14	—		—	—		—
	—	—		—	—	—	—		—	70,320	(5)	2,016,778
Jeffrey A. Babka	328,680	65,292	(6)	—	6.25	6/22/14	—		—	—		—
	5,500	6,500	(7)	—	30.20	2/22/13	—		—	—		—
	—	—		—	—	—	1,275	(8)	36,567	—		—
	—	20,000	(9)	—	32.59	3/1/14	—		—	—		—
	—	—		—	—	—	—		—	15,000	(10)	430,200
Mark D. Foster	584,607	—		—	0.07	4/10/10	—		—	—		—
	19,791	—		—	4.29	6/6/12	—		—	—		—
	44,695	13,995	(11)	—	6.43	12/18/13	—		—	—		—
	44,460	52,540	(12)	—	30.20	2/22/13	—		—	—		—
	—	—		—	—	—	1,275	(13)	36,567	—		—
	—	38,000	(14)	—	32.59	3/1/14	—		—	—		—
	—	—		—	—	—	—		—	27,000	(15)	774,360
John B. Spirtos	82,516	87,483	(16)	—	8.39	11/18/14	—		—	—		—
	5,500	6,500	(17)	—	30.20	2/22/13	—		—	—		—
	—	—		—	—	—	1,275	(18)	36,567	—		—
	—	20,000	(19)	—	32.59	3/1/14	—		—	—		—
	—	—		—	—	—	—		—	15,000	(20)	430,200
Martin K. Lowen	3,926	13,995	(21)	—	6.43	12/18/13	—		—	—		—
	30,709	36,291	(22)	—	30.20	2/22/13	—		—	—		—
	—	—		—	—	—	1,275	(23)	36,567	—		—
	—	24,000	(24)	—	32.59	3/1/14	—		—	—		—
	—	—		—	—	—	—		—	18,450	(25)	529,146

(1)	Options with respect to 7,001, 7,001 and 7,002 shares of our Class A common stock vested on January 31, February 29 and March 31, 2008, respectively. The remaining options will vest in equal monthly installments on the last day of each calendar month through December 31, 2008.

(2)	Options with respect to 2,187, 2,188 and 2,188 shares of our Class A common stock vested on January 31, February 29 and March 31, 2008, respectively. The remaining options will vest in equal monthly installments on the last day of each calendar month through February 28, 2010.

(3)	700 shares of restricted stock vested on February 22, 2008. The remaining shares will vest in equal annual installments on February 22, 2009 and February 22, 2010.

(4)	Options with respect to 20,658 shares of our Class A common stock vested on March 1, 2008. The remaining options will vest in equal monthly installments on the last day of each calendar month through March 31, 2011.

(5)	Performance share units will vest on January 1, 2010 based on, and subject to, the achievement of cumulative revenue and EBITDA goals. The number of units reported is based on maximum performance, as required by SEC rules, and does not necessarily reflect the actual payout to be received by Mr. Ganek upon completion of the three-year performance period.

(6)	Options with respect to 16,334, 16,337 and 16,334 shares of our Class A common stock vested on January 31, February 29 and March 31, 2008, respectively. The remaining options will vest on April 30, 2008.

(7)	Options with respect to 250 shares of our Class A common stock vested on each of January 31, February 29 and March 31, 2008. The remaining options will vest in equal monthly installments on the last day of each calendar month through February 28, 2010.

(8)	425 shares of restricted stock vested on February 22, 2008. The remaining shares will vest in equal annual installments on February 22, 2009 and February 22, 2010.

(9)	Options with respect to 5,000 shares of our Class A common stock vested on March 1, 2008. The remaining options will vest in equal monthly installments on the last day of each calendar month through March 31, 2011.

(10)	Performance share units will vest on January 1, 2010 based on, and subject to, the achievement of cumulative revenue and EBITDA goals. The number of units reported is based on maximum performance, as required by SEC rules, and does not necessarily reflect the actual payout to be received by Mr. Babka upon completion of the three-year performance period.

(11)	Options with respect to 1,167, 1,166 and 1,167 shares of our Class A common stock vested on January 31, February 29 and March 31, 2008, respectively. The remaining options will vest in equal monthly installments on the last day of each calendar month through December 31, 2008.

(12)	Options with respect to 2,021 shares of our Class A common stock vested on each of January 31, February 29 and March 31, 2008. The remaining options will vest in equal monthly installments on the last day of each calendar month through February 28, 2010.

(13)	425 shares of restricted stock vested on February 22, 2008. The remaining shares will vest in equal annual installments on February 22, 2009 and February 22, 2010.

(14)	Options with respect to 9,500 shares of our Class A common stock vested on March 1, 2008. The remaining options will vest in equal monthly installments on the last day of each calendar month through March 31, 2011.

(15)	Performance share units will vest on January 1, 2010 based on, and subject to, the achievement of cumulative revenue and EBITDA goals. The number of units reported is based on maximum performance, as required by SEC rules, and does not necessarily reflect the actual payout to be received by Mr. Foster upon completion of the three-year performance period.

(16)	Options with respect to 8,750, 8,751 and 8,750 shares of our Class A common stock vested on January 31, February 29 and March 31, 2008, respectively. The remaining options will vest in equal monthly installments on the last day of each calendar month through October 31, 2008.

(17)	Options with respect to 250 shares of our Class A common stock vested on each of January 31, February 29 and March 31, 2008. The remaining options will vest in equal monthly installments on the last day of each calendar month through February 28, 2010.

(18)	425 shares of restricted stock vested on February 22, 2008. The remaining shares will vest in equal annual installments on February 22, 2009 and February 22, 2010.

(19)	Options with respect to 5,000 shares of our Class A common stock vested on March 1, 2008. The remaining options will vest in equal monthly installments on the last day of each calendar month through March 31, 2011.

(20)	Performance share units will vest on January 1, 2010 based on, and subject to, the achievement of cumulative revenue and EBITDA goals. The number of units reported is based on maximum performance, as required by SEC rules, and does not necessarily reflect the actual payout to be received by Mr. Spirtos upon completion of the three-year performance period.

(21)	Options with respect to 1,166, 1,168 and 1,167 shares of our Class A common stock vested on January 31, February 29 and March 31, 2008, respectively. The remaining options will vest in equal monthly installments on the last day of each calendar month through December 31, 2008.

(22)	Options with respect to 1,396 shares of our Class A common stock vested on each of January 31, February 29 and March 31, 2008. The remaining options will vest in equal monthly installments on the last day of each calendar month through February 28, 2010.

(23)	425 shares of restricted stock vested on February 22, 2008. The remaining shares will vest in equal annual installments on February 22, 2009 and February 22, 2010.

(24)	Options with respect to 6,000 shares of our Class A common stock vested on March 1, 2008. The remaining options will vest in equal monthly installments on the last day of each calendar month through March 31, 2011.

(25)	Performance share units will vest on January 1, 2010 based on, and subject to, the achievement of cumulative revenue and EBITDA goals. The number of units reported is based on maximum performance, as required by SEC rules, and does not necessarily reflect the actual payout to be received by Mr. Lowen upon completion of the three-year performance period.

2007 Option Exercises and Stock Vested

The following table provides information regarding option exercises and stock vested during the last fiscal year for each named executive officer.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized	Acquired on	Realized
	Exercise	on Exercise	Vesting	on Vesting
Name	(#)	($)	(#)	($)

Jeffrey E. Ganek	363,645	10,719,480	700	22,127
Jeffrey A Babka	62,912	1,549,117	425	13,434
Mark D. Foster	207,259	6,274,923	425	13,434
John B. Spirtos	50,000	1,052,517	425	13,434
Martin K. Lowen	16,916	408,401	425	13,434

Potential Payments upon Termination or Change in Control

Employment Continuation Agreements

We have entered into employment continuation agreements with two of our named executive officers, Mr. Ganek and Mr. Foster. These agreements provide for the continuation of each officer’s employment on a part-time basis for two years in the event that we terminate the officer’s full-time employment status without cause or the officer terminates his full-time employment status for good reason, as such terms are defined in the agreements and summarized below. In such cases, the officer will provide services to us on a part-time basis (not to exceed ten hours of service per week) at a base salary rate equal to 50 percent of the base salary rate he was receiving immediately prior to the triggering event, and the officer may continue to participate in our benefit plans to the extent that he satisfies eligibility requirements and pays full premium costs. In the event that (1) the officer resigns his employment under the agreement and provides at least 30 days’ written notice, or (2) the officer provides timely notice that he has commenced other employment and we decide to terminate his employment as a result, we will promptly pay the officer 80 percent of the amount that he otherwise would have received under the agreement between the date of termination and the end of the two-year period.

In general, “cause” means the officer’s fraud, theft, dishonesty or willful misconduct; failure to attempt to perform his duties or to comply with the Company’s lawful instructions; conviction on a felony charge or other crime involving fraud, dishonesty or moral turpitude; or failure to comply with our code of conduct. “Good reason” means any of the following events and the Company’s failure to cure such event within 30 days of receiving notice from the officer: (i) a substantial diminution in status, title, position, authority, duties or responsibilities; (ii) a reduction in base salary other than in connection with a reduction for all senior management; or (iii) the Company requiring the officer to be based at an office location that is more than 50 miles from both the officer’s existing office location and his house.

Benefits under the continuation agreements are contingent upon the officer signing a release of claims and not revoking such release. The officer must also abide by our Code of Business Conduct and may not provide any service or advice to any competitor, hire or assist in hiring or soliciting for hire any of our employees, solicit or assist in soliciting any of our customers with regard to any competitive product or service, or take any action adverse to our best interest during the term of the agreement. During and after the term of the agreement, the officer may not disparage us or our affiliates, directors, officers or employees and must fully cooperate with us regarding information relating to matters the officer was previously involved in. Additionally, the obligations of executives under the 2007 Key Employee Severance Pay Plan (described below) apply to the officers under the continuation agreements.

If triggered, the continuation agreements supersede any other agreements and any employee benefit plans or arrangements that could provide severance benefits to the officer. In addition, notwithstanding any provisions in an equity grant, no further vesting would occur with regard to any equity grant after termination of the officer’s full-

time employment status (the officer would, however, be permitted to exercise any vested stock options during his part-time term). Alternatively, the officer could elect not to sign the required release, in which case the continuation agreement would be void and the officer would be covered by, and subject to, the other severance and change-in-control arrangements described below.

We are obligated to require any successor by purchase, merger, consolidation or otherwise to expressly assume and agree to perform the continuation agreements in the same manner and to the same extent we would have been required to perform.

2007 Key Employee Severance Pay Plan

The NeuStar, Inc. 2007 Key Employee Severance Pay Plan provides severance benefits for key management employees, including our named executive officers, if they are involuntarily terminated from employment without cause, if they terminate their employment for good reason, or if there is a closure, discontinuance of operations, sale of assets or other corporate event, provided they are not offered comparable employment with our successor or an affiliate. Under the plan, “cause” generally means the employee’s insubordination, dishonesty, fraud, moral turpitude, willful misconduct, or willful failure or refusal to attempt to perform his or her duties or responsibilities. “Good reason” generally means any of the following events occurring solely within two years after a change in control or other qualifying corporate transaction and the Company’s (or a successor company’s) failure to cure such event within 30 days of receiving notice from the employee: (i) a material reduction in base salary, except pursuant to a policy generally applicable to senior management; (ii) the successor company’s failure to provide employee benefits that are substantially comparable to those provided prior to the change in control; (iii) the successor company requiring the employee to based at an office location that is more than 50 miles further from the employee’s office location prior to the change in control; or (iv) a material breach by the successor company of its obligations under the plan. Qualifying “corporate transactions” include a merger or consolidation in which the Company is not the surviving corporation, the replacement of a majority of our Board of Directors, the sale of all or substantially all of our assets, the liquidation or dissolution of the Company, or the acquisition of a majority of our outstanding stock.

If triggered, the plan entitles the named executive officers to benefits equal to one year’s salary (18 months’ salary for the CEO); a pro-rata bonus, based on actual results, for the year of termination; and reimbursement of a portion of the premium for continuation coverage under our medical plan. In the event of a termination following a change in control or other qualifying corporate transaction, the named executive officers will also be entitled to an amount equal to the average annual incentive bonus received (or to be received) with respect to the three years preceding termination. All benefits are contingent on the officer signing a release of all claims and acknowledging his or her obligations under the plan, including obligations not to disclose our confidential information or to compete with or disparage NeuStar or interfere with our business during the one-year period (or 18-month period for the CEO) following termination. The Compensation Committee may, in its sole discretion, cause NeuStar to pay severance benefits at the same rate for an additional period as consideration for an extension of the employee’s obligations under the plan. An employee will not be eligible for benefits under the plan if he or she violates these obligations.

The severance benefits provided for by the plan are paid in installments without interest over a one-year period (or an 18-month period for the CEO) through our normal payroll processes, subject to a six-month delay in payment for certain employees as required by Section 409A of the Internal Revenue Code. An employee is not eligible for a severance benefit under the plan if the employee is entitled, pursuant to any agreement providing cash benefits, to cash severance in an amount in excess of the severance benefit upon termination of employment. In addition, the benefit to be provided under the plan shall be reduced dollar-for-dollar (but not below zero) by the benefits required to be paid under federal, state or local law or under any other plan, program or arrangement. The Board may amend or terminate the plan at any time after 90 days’ notice to the key employees, provided that an amendment or termination may not adversely affect the severance benefits to which any key employee is entitled if such employee’s termination occurred prior to the date of the amendment or termination.

Equity Award Agreements

Under our long-term incentive compensation plans and the named executive officers’ option and restricted stock agreements, if we experience a change in control or other qualifying corporate transaction, all of the options and restricted stock will vest in full, unless the options and restricted stock are assumed or continued by the surviving company, or unless the surviving company substitutes the options and restricted stock with substantially equivalent options or restricted stock. If the surviving company assumes or replaces the options and restricted stock, the options and restricted stock will vest and become exercisable if the officer’s employment is terminated within two years of the corporate transaction, unless the officer’s employment is terminated by the surviving company for cause or by the officer without good reason.

Under the named executive officers’ performance award agreements, if an officer becomes disabled or dies prior to the vesting date, the officer or his representative will receive a pro-rata payment as if the target level of performance set forth in the agreement had been attained. Additionally, if we experience a change in control or other qualifying corporate transaction, the performance share units will be converted without proration into shares of restricted stock that vest at the end of the original performance period, subject to the officer’s continued service. The number of shares of restricted stock into which the performance share units convert will be determined as set forth in the agreement. The restricted stock will vest in full if the officer’s employment is terminated within two years of the corporate transaction, unless the officer’s employment is terminated by the surviving company for cause or by the officer without good reason.

Under the special restricted stock award granted to Mr. Babka in 2008, all of the restricted stock will vest in full if Mr. Babka’s employment is terminated prior to December 31, 2009, unless his employment is terminated by us for cause or by him without good reason.

Under the special performance award granted to Mr. Babka in 2008, if Mr. Babka becomes disabled or dies prior to December 31, 2009, he or his representative will receive a pro-rata payment as set forth in the agreement. Additionally, if we experience a change in control or other qualifying corporate transaction, the performance share units will be converted without proration into shares of restricted stock that vest on December 31, 2009, subject to Mr. Babka’s continued service. The performance share units (or restricted stock, in the event that a corporate transaction has occurred) will vest and be converted into shares of common stock if Mr. Babka’s employment is terminated prior to December 31, 2009, unless his employment is terminated by us for cause or by him without good reason. The number of shares into which the performance share units convert will be determined as set forth in the agreement.

Our 2005 Stock Incentive Plan generally defines “cause” as an employee’s insubordination, dishonesty, fraud, incompetence, moral turpitude, willful misconduct, refusal to attempt to perform his or her duties or responsibilities, or materially unsatisfactory performance of his or her duties. Under the 1999 Equity Incentive Plan, “cause” generally means an employee’s intentional and extended neglect of his duties, fraud, misconduct, or conviction on a felony charge.

For purposes of our equity awards, “good reason” generally means any of the following events and the Company’s or a successor company’s failure to cure such event within 30 days of receiving notice from the employee: (i) a material reduction in base salary, except pursuant to a policy generally applicable to senior management; (ii) the successor company’s failure to provide employee benefits that are substantially comparable to those provided prior to the change in control; (iii) the Company or the successor company requiring the employee to based at an office location that is more than 50 miles further from the employee’s existing office location; or (iv) a material breach by the Company or the successor company of its obligations under the plans. Qualifying “corporate transactions” include a merger or consolidation in which the Company is not the surviving corporation, the replacement of a majority of our Board of Directors, the sale of all or substantially all of our assets, the liquidation or dissolution of the Company, or the acquisition of a majority of our outstanding stock.

Under the named executive officers’ agreements relating to option, restricted stock and performance share units granted in 2007 and 2008, including the special awards granted to Mr. Babka, benefits are contingent upon the officer’s compliance with certain prohibitions on disclosure of confidential information and disparagement of

NeuStar. In addition, the officer must agree not to compete with NeuStar or to engage in solicitation during the 18-month period following termination of employment.

Potential Payments as of December 31, 2007

The following tables show the value of the potential payments and benefits our named executive officers would receive in various scenarios involving a termination of their employment or a change in control or other qualifying corporate transaction, assuming a December 31, 2007 triggering date and, where applicable, using a price per share for our common stock of $28.68 (the closing market price as reported on the New York Stock Exchange for December 31, 2007).

Jeffrey E. Ganek

The first table below shows the value of the potential payments and benefits Mr. Ganek would receive as of December 31, 2007 under his employment continuation agreement. The second table shows the value of the potential payments and benefits Mr. Ganek would receive if he were to void his continuation agreement and instead be covered by, and subject to, the 2007 Key Employee Severance Pay Plan and equity award provisions described above.

		Termination		Involuntary
Payments		by Employee		Termination		Involuntary
Upon	Voluntary	for Good		without		Termination		Change in
Termination	Termination	Reason		Cause		for Cause	Retirement	Control		Death		Disability

Severance Payments	$0	$560,606	(1)	$560,606	(1)	$0	$0	$560,606	(2)	$0		$0
Stock Options	$0	$0		$0		$0	$0	$1,868,386	(3)	$0		$0
Restricted Stock	$0	$0		$0		$0	$0	$60,228	(4)	$0		$0
Performance Share Units	$0	$0		$0		$0	$0	$1,344,518	(5)	$448,173	(6)	$448,173	(6)

Total	$0	$560,606		$560,606		$0	$0	$3,833,738		$448,173		$448,173

(1)	Represents the amount payable over two years pursuant to Mr. Ganek’s employment continuation agreement, assuming he remained employed by us for the full two-year term.

(2)	Represents the amount payable over two years pursuant to Mr. Ganek’s employment continuation agreement if his full-time employment status were terminated following a change in control, assuming he remained employed by us for the full two-year term.

(3)	Reflects the fair market value (less exercise price) of the underlying shares as of December 31, 2007 of all unvested options, the vesting of which would accelerate if the options were not assumed, continued or substituted by the surviving company. If the unvested options were assumed, continued or substituted by the surviving company, no further vesting would occur under the employment continuation agreement if Mr. Ganek’s full-time employment were terminated by the surviving company following a change in control.

(4)	Reflects the fair market value as of December 31, 2007 of all restricted stock, the vesting of which would accelerate if the restricted stock were not assumed, continued or substituted by the surviving company. If the restricted stock were assumed, continued or substituted by the surviving company, no further vesting would occur under the employment continuation agreement if Mr. Ganek’s full-time employment were terminated by the surviving company following a change in control.

(5)	Reflects the fair market value of the underlying shares as of December 31, 2007 of all performance share units, which would be converted into shares of restricted stock based on “target” performance upon a change in control. The vesting of the restricted stock would accelerate if the restricted stock were not assumed, continued or substituted by the surviving company. If the restricted stock were assumed, continued or substituted by the surviving company, no further vesting would occur under the employment continuation agreement if Mr. Ganek’s full-time employment were terminated by the surviving company following a change in control.

(6)	Represents a pro-rata payment based on “target” performance.

		Termination		Involuntary
Payments		by Employee		Termination		Involuntary
Upon	Voluntary	for Good		without		Termination		Change in
Termination	Termination	Reason		Cause		for Cause	Retirement	Control		Death		Disability

Severance Payments	$0	$0	(1)	$1,366,613	(2)	$0	$0	$1,763,961	(3)	$0		$0
Stock Options	$0	$0		$0		$0	$0	$1,868,386	(4)	$0		$0
Restricted Stock	$0	$0		$0		$0	$0	$60,228	(5)	$0		$0
Performance Share Units	$0	$0		$0		$0	$0	$1,344,518	(6)	$448,173	(7)	$448,173	(7)

Total	$0	$0		$1,366,613		$0	$0	$5,037,093		$448,173		$448,173

(1)	Under the 2007 Key Employee Severance Pay Plan, severance benefits generally are not payable upon a termination for “good reason” absent a change in control. For amounts payable upon termination following a change in control, see Change in Control.

(2)	Represents the amount payable pursuant to the 2007 Key Employee Severance Pay Plan, assuming the Compensation Committee did not elect to extend benefits for an additional period. Includes $21,159 for reimbursement of a portion of the premium for 18 months of continuation coverage under our medical plan.

(3)	Represents the amount payable pursuant to the 2007 Key Employee Severance Pay Plan if Mr. Ganek were not offered comparable employment with our successor or if he experienced a qualifying termination following the change in control. Includes $21,159 for reimbursement of a portion of the premium for 18 months of continuation coverage under our medical plan.

(4)	Reflects the fair market value (less exercise price) of the underlying shares as of December 31, 2007 of all unvested options, the vesting of which would accelerate if the options were not assumed, continued or substituted by the surviving company or if Mr. Ganek experienced a qualifying termination following the change in control.

(5)	Reflects the fair market value as of December 31, 2007 of all restricted stock, the vesting of which would accelerate if the restricted stock were not assumed, continued or substituted by the surviving company or if Mr. Ganek experienced a qualifying termination following the change in control.

(6)	Reflects the fair market value of the underlying shares as of December 31, 2007 of all performance share units, which would be converted into shares of restricted stock based on “target” performance upon a change in control. The vesting of the restricted stock would accelerate if the restricted stock were not assumed, continued or substituted by the surviving company or if Mr. Ganek experienced a qualifying termination following the change in control.

(7)	Represents a pro-rata payment based on “target” performance.

Jeffrey A. Babka

		Termination		Involuntary
Payments		by Employee		Termination		Involuntary
Upon	Voluntary	for Good		without		Termination		Change in
Termination	Termination	Reason		Cause		for Cause	Retirement	Control		Death		Disability

Severance Payments	$0	$0	(1)	$579,828	(2)	$0	$0	$822,995	(3)	$0		$0
Stock Options	$0	$0		$0		$0	$0	$1,464,500	(4)	$0		$0
Restricted Stock	$0	$0		$0		$0	$0	$36,567	(5)	$0		$0
Performance Share Units	$0	$0		$0		$0	$0	$286,800	(6)	$95,600	(7)	$95,600	(7)

Total	$0	$0		$579,828		$0	$0	$2,610,862		$95,600		$95,600

(1)	Under the 2007 Key Employee Severance Pay Plan, severance benefits generally are not payable upon a termination for “good reason” absent a change in control. For amounts payable upon termination following a change in control, see Change in Control.

(2)	Represents the amount payable pursuant to the 2007 Key Employee Severance Pay Plan, assuming the Compensation Committee did not elect to extend benefits for an additional period. Includes $10,328 for reimbursement of a portion of the premium for 12 months of continuation coverage under our medical plan.

(3)	Represents the amount payable pursuant to the 2007 Key Employee Severance Pay Plan if Mr. Babka were not offered comparable employment with our successor or if he experienced a qualifying termination following the change in control. Includes $10,328 for reimbursement of a portion of the premium for 12 months of continuation coverage under our medical plan.

(4)	Reflects the fair market value (less exercise price) of the underlying shares as of December 31, 2007 of all unvested options, the vesting of which would accelerate if the options were not assumed, continued or substituted by the surviving company or if Mr. Babka experienced a qualifying termination following the change in control.

(5)	Reflects the fair market value as of December 31, 2007 of all restricted stock, the vesting of which would accelerate if the restricted stock were not assumed, continued or substituted by the surviving company or if Mr. Babka experienced a qualifying termination following the change in control.

(6)	Reflects the fair market value of the underlying shares as of December 31, 2007 of all performance share units, which would be converted into shares of restricted stock based on “target” performance upon a change in control. The vesting of the restricted stock would accelerate if the restricted stock were not assumed, continued or substituted by the surviving company or if Mr. Babka experienced a qualifying termination following the change in control.

(7)	Represents a pro-rata payment based on “target” performance.

As discussed above, the Compensation Committee granted special restricted stock and performance awards to Mr. Babka in 2008. The awards provide for accelerated vesting if Mr. Babka’s employment is terminated prior to December 31, 2009, unless his employment is terminated by us for cause or by him without good reason. In addition, we entered into an employment agreement with Mr. Babka that requires him to remain with the Company on a part-time basis in the event that he resigns or is replaced as our CFO. During this part-time employment period (if any), Mr. Babka’s compensation will include at least 50% of his current base salary and bonus target. Mr. Babka will continue to be eligible for severance under the 2007 Key Employee Severance Pay Plan during his full-time term and his first year of service as a part-time employee.

Because Mr. Babka’s special equity awards and his employment agreement were not in effect on December 31, 2007, they are not reflected in the table above.

Mark D. Foster

The first table below shows the value of the potential payments and benefits Mr. Foster would receive as of December 31, 2007 under his employment continuation agreement. The second table shows the value of the potential payments and benefits Mr. Foster would receive if he were to void his continuation agreement and instead be covered by, and subject to, the 2007 Key Employee Severance Pay Plan and equity award provisions described above.

		Termination		Involuntary
Payments		by Employee		Termination		Involuntary
Upon	Voluntary	for Good		without		Termination		Change in
Termination	Termination	Reason		Cause		for Cause	Retirement	Control		Death		Disability

Severance Payments	$0	$340,000	(1)	$340,000	(1)	$0	$0	$340,000	(2)	$0		$0
Stock Options	$0	$0		$0		$0	$0	$311,409	(3)	$0		$0
Restricted Stock	$0	$0		$0		$0	$0	$36,567	(4)	$0		$0
Performance Share Units	$0	$0		$0		$0	$0	$516,240	(5)	$172,080	(6)	$172,080	(6)

Total	$0	$340,000		$340,000		$0	$0	$1,204,216		$172,080		$172,080

(1)	Represents the amount payable over two years pursuant to Mr. Foster’s employment continuation agreement, assuming he remained employed by us for the full two-year term.

(2)	Represents the amount payable over two years pursuant to Mr. Foster’s employment continuation agreement if his full-time employment status were terminated following a change in control, assuming he remained employed by us for the full two-year term.

(3)	Reflects the fair market value (less exercise price) of the underlying shares as of December 31, 2007 of all unvested options, the vesting of which would accelerate if the options were not assumed, continued or substituted by the surviving company. If the unvested options were assumed, continued or substituted by the surviving company, no further vesting would occur under the employment continuation agreement if Mr. Foster’s full-time employment were terminated by the surviving company following a change in control.

(4)	Reflects the fair market value as of December 31, 2007 of all restricted stock, the vesting of which would accelerate if the restricted stock were not assumed, continued or substituted by the surviving company. If the restricted stock were assumed, continued or substituted by the surviving company, no further vesting would occur under the employment continuation agreement if Mr. Foster’s full-time employment were terminated by the surviving company following a change in control.

(5)	Reflects the fair market value of the underlying shares as of December 31, 2007 of all performance share units, which would be converted into shares of restricted stock based on “target” performance upon a change in control. The vesting of the restricted stock would accelerate if the restricted stock were not assumed, continued or substituted by the surviving company. If the restricted stock were assumed, continued or substituted by the surviving company, no further vesting would occur under the employment continuation agreement if Mr. Foster’s full-time employment were terminated by the surviving company following a change in control.

(6)	Represents a pro-rata payment based on “target” performance.

		Termination		Involuntary
Payments		by Employee		Termination		Involuntary
Upon	Voluntary	for Good		without		Termination		Change in
Termination	Termination	Reason		Cause		for Cause	Retirement	Control		Death		Disability

Severance Payments	$0	$0	(1)	$481,763	(2)	$0	$0	$681,763	(3)	$0		$0
Stock Options	$0	$0		$0		$0	$0	$311,409	(4)	$0		$0
Restricted Stock	$0	$0		$0		$0	$0	$36,567	(5)	$0		$0
Performance Share Units	$0	$0		$0		$0	$0	$516,240	(6)	$172,080	(7)	$172,080	(7)

Total	$0	$0		$481,763		$0	$0	$1,545,979		$172,080		$172,080

(1)	Under the 2007 Key Employee Severance Pay Plan, severance benefits generally are not payable upon a termination for “good reason” absent a change in control. For amounts payable upon termination following a change in control, see Change in Control.

(2)	Represents the amount payable pursuant to the 2007 Key Employee Severance Pay Plan, assuming the Compensation Committee did not elect to extend benefits for an additional period. Includes $14,263 for reimbursement of a portion of the premium for 12 months of continuation coverage under our medical plan.

(3)	Represents the amount payable pursuant to the 2007 Key Employee Severance Pay Plan if Mr. Foster were not offered comparable employment with our successor or if he experienced a qualifying termination following the change in control. Includes $14,263 for reimbursement of a portion of the premium for 12 months of continuation coverage under our medical plan.

(4)	Reflects the fair market value (less exercise price) of the underlying shares as of December 31, 2007 of all unvested options, the vesting of which would accelerate if the options were not assumed, continued or substituted by the surviving company or if Mr. Foster experienced a qualifying termination following the change in control.

(5)	Reflects the fair market value as of December 31, 2007 of all restricted stock, the vesting of which would accelerate if the restricted stock were not assumed, continued or substituted by the surviving company or if Mr. Foster experienced a qualifying termination following the change in control.

(6)	Reflects the fair market value of the underlying shares as of December 31, 2007 of all performance share units, which would be converted into shares of restricted stock based on “target” performance upon a change in control. The vesting of the restricted stock would accelerate if the restricted stock were not assumed, continued

or substituted by the surviving company or if Mr. Foster experienced a qualifying termination following the change in control.

(7)	Represents a pro-rata payment based on “target” performance.

John B. Spirtos

		Termination		Involuntary
Payments		by Employee		Termination		Involuntary
Upon	Voluntary	or Good		without		Termination		Change in
Termination	Termination	Reason		Cause		for Cause	Retirement	Control		Death		Disability

Severance Payments	$0	$0	(1)	$379,893	(2)	$0	$0	$533,234	(3)	$0		$0
Stock Options	$0	$0		$0		$0	$0	$1,774,780	(4)	$0		$0
Restricted Stock	$0	$0		$0		$0	$0	$36,567	(5)	$0		$0
Performance Share Units	$0	$0		$0		$0	$0	$286,800	(6)	$95,600	(7)	$95,600	(7)

Total	$0	$0		$379,893		$0	$0	$2,631,381		$95,600		$95,600

(1)	Under the 2007 Key Employee Severance Pay Plan, severance benefits generally are not payable upon a termination for “good reason” absent a change in control. For amounts payable upon termination following a change in control, see Change in Control.

(2)	Represents the amount payable pursuant to the 2007 Key Employee Severance Pay Plan, assuming the Compensation Committee did not elect to extend benefits for an additional period. Includes $14,263 for reimbursement of a portion of the premium for 12 months of continuation coverage under our medical plan.

(3)	Represents the amount payable pursuant to the 2007 Key Employee Severance Pay Plan if Mr. Spirtos were not offered comparable employment with our successor or if he experienced a qualifying termination following the change in control. Includes $14,263 for reimbursement of a portion of the premium for 12 months of continuation coverage under our medical plan.

(4)	Reflects the fair market value (less exercise price) of the underlying shares as of December 31, 2007 of all unvested options, the vesting of which would accelerate if the options were not assumed, continued or substituted by the surviving company or if Mr. Spirtos experienced a qualifying termination following the change in control.

(5)	Reflects the fair market value as of December 31, 2007 of all restricted stock, the vesting of which would accelerate if the restricted stock were not assumed, continued or substituted by the surviving company or if Mr. Spirtos experienced a qualifying termination following the change in control.

(6)	Reflects the fair market value of the underlying shares as of December 31, 2007 of all performance share units, which would be converted into shares of restricted stock based on “target” performance upon a change in control. The vesting of the restricted stock would accelerate if the restricted stock were not assumed, continued or substituted by the surviving company or if Mr. Spirtos experienced a qualifying termination following the change in control.

(7)	Represents a pro-rata payment based on “target” performance.

Martin K. Lowen

		Termination		Involuntary
Payments		by Employee		Termination		Involuntary
Upon	Voluntary	for Good		without		Termination		Change in
Termination	Termination	Reason		Cause		for Cause	Retirement	Control		Death		Disability

Severance Payments	$0	$0	(1)	$392,496	(2)	$0	$0	$567,122	(3)	$0		$0
Stock Options	$0	$0		$0		$0	$0	$311,409	(4)	$0		$0
Restricted Stock	$0	$0		$0		$0	$0	$36,567	(5)	$0		$0
Performance Share Units	$0	$0		$0		$0	$0	$352,764	(6)	$117,588	(7)	$117,588	(7)

Total	$0	$0		$392,496		$0	$0	$1,267,862		$117,588		$117,588

(1)	Under the 2007 Key Employee Severance Pay Plan, severance benefits generally are not payable upon a termination for “good reason” absent a change in control. For amounts payable upon termination following a change in control, see Change in Control.

(2)	Represents the amount payable pursuant to the 2007 Key Employee Severance Pay Plan, assuming the Compensation Committee did not elect to extend benefits for an additional period. Includes $14,263 for reimbursement of a portion of the premium for 12 months of continuation coverage under our medical plan.

(3)	Represents the amount payable pursuant to the 2007 Key Employee Severance Pay Plan if Mr. Lowen were not offered comparable employment with our successor or if he experienced a qualifying termination following the change in control. Includes $14,263 for reimbursement of a portion of the premium for 12 months of continuation coverage under our medical plan.

(4)	Reflects the fair market value (less exercise price) of the underlying shares as of December 31, 2007 of all unvested options, the vesting of which would accelerate if the options were not assumed, continued or substituted by the surviving company or if Mr. Lowen experienced a qualifying termination following the change in control.

(5)	Reflects the fair market value as of December 31, 2007 of all restricted stock, the vesting of which would accelerate if the restricted stock were not assumed, continued or substituted by the surviving company or if Mr. Lowen experienced a qualifying termination following the change in control.

(6)	Reflects the fair market value of the underlying shares as of December 31, 2007 of all performance share units, which would be converted into shares of restricted stock based on “target” performance upon a change in control. The vesting of the restricted stock would accelerate if the restricted stock were not assumed, continued or substituted by the surviving company or if Mr. Lowen experienced a qualifying termination following the change in control.

(7)	Represents a pro-rata payment based on “target” performance.

2007 Director Compensation

The following table sets forth all compensation paid by us to the non-management members of our Board of Directors for the last fiscal year.

	Fees					Non-Equity
	Earned or	Stock		Option		Incentive Plan	All Other
	Paid in Cash	Awards(1)		Awards		Compensation	Compensation	Total
Name	($)	($)		($)		($)	($)	($)

James G. Cullen	75,208	117,234	(2)	—	(3)	—	—	192,442
Andre Dahan(4)	11,111	—	(5)	—		—	—	11,111
Joel P. Friedman	58,125	125,025	(6)	—		—	—	183,150
Ross K. Ireland	50,625	117,234	(7)	—		—	—	167,859
Paul A. Lacouture(8)	12,174	17,677	(9)	—		—	—	29,851
Kenneth A. Pickar	55,625	117,234	(10)	—	(11)	—	—	172,859
Michael J. Rowny	55,625	125,025	(12)	—		—	—	180,650
Hellene S. Runtagh	63,125	125,025	(13)	—		—	—	188,150

(1)	For information about the assumptions and underlying calculations upon which we base the amounts recognized by us under SFAS No. 123(R), see Note 13 to the NeuStar audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC.

(2)	Comprises restricted stock units (RSUs) awarded on July 1, 2006 with a grant date fair value of $109,991 and RSUs awarded on August 1, 2007 with a grant date fair value of $149,978. As of December 31, 2007, Mr. Cullen held RSUs representing 8,397 shares of our Class A common stock.

(3)	As of December 31, 2007, Mr. Cullen held options to purchase 65,993 shares of our Class A common stock.

(4)	Mr. Dahan resigned from the Board of Directors on April 10, 2007.

(5)	Upon his resignation, Mr. Dahan forfeited RSUs awarded on July 1, 2006 with a grant date fair value of $109,991. Accordingly, we recognized ($55,283) in 2007 with respect to Mr. Dahan’s award.

(6)	Comprises RSUs awarded on July 27, 2006 with a grant date fair value of $109,983 and RSUs awarded on August 1, 2007 with a grant date fair value of $149,978. As of December 31, 2007, Mr. Friedman held RSUs representing 8,763 shares of our Class A common stock.

(7)	Comprises RSUs awarded on July 1, 2006 with a grant date fair value of $109,991 and RSUs awarded on August 1, 2007 with a grant date fair value of $149,978. As of December 31, 2007, Mr. Ireland held RSUs representing 8,397 shares of our Class A common stock.

(8)	Mr. Lacouture was appointed to the Board of Directors on October 29, 2007.

(9)	Comprises RSUs awarded on November 5, 2007 with a grant date fair value of $113,828. As of December 31, 2007, Mr. Lacouture held RSUs representing 3,342 shares of our Class A common stock.

(10)	Comprises RSUs awarded on July 1, 2006 with a grant date fair value of $109,991 and RSUs awarded on August 1, 2007 with a grant date fair value of $149,978. As of December 31, 2007, Dr. Pickar held RSUs representing 8,397 shares of our Class A common stock.

(11)	As of December 31, 2007, Dr. Pickar held options to purchase 40,723 shares of our Class A common stock.

(12)	Comprises RSUs awarded on July 27, 2006 with a grant date fair value of $109,983 and RSUs awarded on August 1, 2007 with a grant date fair value of $149,978. As of December 31, 2007, Mr. Rowny held RSUs representing 8,763 shares of our Class A common stock.

(13)	Comprises RSUs awarded on July 27, 2006 with a grant date fair value of $109,983 and RSUs awarded on August 1, 2007 with a grant date fair value of $149,978. As of December 31, 2007, Ms. Runtagh held RSUs representing 8,763 shares of our Class A common stock.

Outside Director Compensation

Effective August 1, 2007, our Board of Directors approved, on the recommendation of the Compensation Committee, a new policy with respect to director compensation. This policy provides that non-management directors will receive an annual retainer of $60,000. The lead director will receive an additional retainer of $30,000, and committee chairs will receive additional retainers as follows: $20,000 for the Audit Committee and Compensation Committee Chairs; $15,000 for the Nominating and Corporate Governance Committee Chair; and $10,000 for the Neutrality Committee Chair. Committee members will receive additional retainers as follows: $10,000 for Audit Committee members; $7,500 for Compensation Committee and Nominating and Corporate Governance Committee members; and $5,000 for Neutrality Committee members. All amounts are paid to directors quarterly in arrears. Directors are also reimbursed for expenses related to attending Board and committee meetings.

Non-management directors also receive an annual restricted stock unit (“RSU”) grant equal to $150,000 divided by the closing price of our Class A common stock on the date of grant. Such grants are made on the first business day of the calendar month following the election of directors at the annual meeting of stockholders. These RSUs vest in full on the first anniversary of the date of grant. Upon vesting, each director’s RSUs will be automatically deferred into deferred stock units, which will be delivered to the director in shares of our Class A common stock six months following the director’s termination of Board service.

The Compensation Committee will continue to evaluate the compensation of our directors from time to time as it deems appropriate and may in the future recommend to the Board an increase in or changes to such compensation depending on the results of any such evaluation.

Deferred Compensation

In April 2008, the Board of Directors approved the NeuStar, Inc. Deferred Compensation Plan, which will permit non-employee directors to defer certain elements of compensation in order to delay taxation on such amounts. Specifically, the Plan will permit deferral of up to 100% of director fees, including Board, lead director, Committee chair and Committee member retainers. Amounts deferred under the Plan will be credited with investment earnings based on investment options selected by the participants. Enrollment in the Plan is scheduled to begin in June 2008.

Board Stock Ownership Guidelines

In 2007, the Board of Directors adopted stock ownership guidelines for non-employee directors, effective January 1, 2008. The guidelines provide that, within five years, directors should attain an investment position in NeuStar stock equal to at least five times the annual retainer for Board service. The number of shares needed to be owned is calculated annually based on the annual retainer and an average of the prior year’s quarter-end closing stock prices.

Shares counted toward meeting the guidelines include shares owned outright by the director or his or her spouse, including shares acquired upon the exercise of stock options and shares delivered upon vesting of restricted stock; performance shares earned by the director; deferred stock units; shares held in trust that are included in the director’s ownership reports filed with the SEC; and shares held in the director’s retirement accounts. Unexercised stock options and unvested restricted stock or performance shares do not count toward meeting the guidelines.

EQUITY COMPENSATION PLAN INFORMATION

We currently maintain two compensation plans under which shares of our Class A common stock have been authorized for issuance to directors, employees and consultants: the 1999 Equity Incentive Plan and the 2005 Stock Incentive Plan. Both of these plans have been approved by our stockholders. We will not make any further awards under the 1999 Equity Incentive Plan. The following table provides information as of December 31, 2007 about outstanding options and shares reserved for issuance under these plans.

Number of
Securities
Remaining available
	Number of				for Future Issuance
	Securities to be				Under Equity
	Issued Upon		Weighted-Average		Compensation Plans
	Exercise of		Exercise Price of		(Excluding
	Outstanding		Outstanding		Securities
	Options, Warrants		Options, Warrants		Reflected in Column
Plan Category	and Rights		and Rights ($)		(a))
	(a)		(b)		(c)

Equity compensation plans approved by security holders	6,026,403	(1)	$15.42	(2)	4,102,926
Equity compensation plans not approved by security holders	N/A		N/A		N/A
Total	6,026,403		$15.42		4,102,926

(1)	Includes (a) 303,080 shares of Class A common stock underlying performance-vested restricted stock units issued to employees, and (b) 54,822 shares of Class A common stock underlying restricted stock units issued to our non-management directors.

(2)	Excludes (a) 303,080 shares of Class A common stock underlying performance-vested restricted stock units issued to employees, and (b) 54,822 shares of Class A common stock underlying restricted stock units issued to our non-management directors.

BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK

The following table sets forth information regarding ownership of our common stock as of April 1, 2008 by holders of more than 5% of our combined classes of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group. The information in this table is based on our records, information filed with the Securities and Exchange Commission (“SEC”) and information provided to us, except where otherwise noted. Except as otherwise indicated, (i) each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table, and (ii) the business address of each person shown below is 46000 Center Oak Plaza, Sterling, Virginia 20166.

	Number of Shares
	Beneficially		Percent of
Name of Beneficial Owner	Owned		Class(1)

5% Owners
Janus Capital Management LLC(2)	8,185,182		11.17%
Neuberger Berman Inc.(3)	4,662,278		6.36%
PRIMECAP Management Company(4)	4,816,200		6.57%
TimesSquare Capital Management, LLC(5)	5,244,473		7.16%
Directors, Nominees and Named Executive Officers
Jeffrey E. Ganek, Chairman and Chief Executive Officer	1,120,177	(6)	1.52%
Jeffrey A. Babka, SVP and Chief Financial Officer	416,205	(7)	*
Mark D. Foster, SVP and Chief Technology Officer	894,631	(8)	1.21%
John B. Spirtos, SVP, Corporate Development	139,703	(9)	*
Martin K. Lowen, SVP, General Counsel and Secretary	54,874	(10)	*
James G. Cullen, Director	69,252	(11)	*
Joel P. Friedman, Director	3,625	(12)	*
Ross K. Ireland, Director	4,259	(13)	*
Paul A. Lacouture, Director	—		—
Kenneth A. Pickar, Director	43,982	(14)	*
Michael Rowny, Director	4,625	(15)	*
Hellene Runtagh, Director	3,625	(16)	*
Directors, nominees and executive officers as a group (14 persons)	2,780,067	(17)	3.69%

*	Denotes less than 1% ownership.

(1)	Percentages are based on 73,251,131 shares of Class A common stock and 4,538 shares of Class B common stock outstanding on April 1, 2008 (reflecting total outstanding shares less 4,278,158 shares of Class A common stock held in treasury) plus, as to the holder thereof only and no other person, the number of shares (if any) that the person has the right to acquire as of April 1, 2008 or within 60 days from such date (May 31, 2008) through the exercise of stock options or similar rights.

(2)	Beneficial ownership information is based on information contained in a Schedule 13G filed with the SEC on February 14, 2008 by Janus Capital Management LLC (“Janus Capital”). Janus Capital has an indirect 86.5% ownership stake in Enhanced Investment Technologies LLC (“INTECH”) and an indirect 30% ownership stake in Perkins, Wolf, McDonnell and Company, LLC (“Perkins Wolf”). Due to this ownership structure, holdings of Janus Capital, Perkins Wolf and INTECH were aggregated for purposes of the Schedule 13G. According to the Schedule 13G, Janus Capital is the beneficial owner of, and has sole voting power and sole dispositive power with respect to, 8,185,182 shares of our Class A common stock. Janus Capital, Perkins Wolf and INTECH are registered investment advisors, each furnishing investment advice to various investment companies and to individual and institutional clients (collectively, the “Managed Portfolios”). The Schedule 13G states that Janus Capital does not have the right to receive dividends from, or proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights. The business address of Janus Capital is 151 Detroit Street, Denver, Colorado 80206.

(3)	Beneficial ownership information is based on information contained in a Schedule 13G filed with the SEC on February 12, 2008 by Neuberger Berman Inc. and Neuberger Berman, LLC (together, “Neuberger Berman”). Neuberger Berman Inc. is 100% owner of Neuberger Berman, LLC. Neuberger Berman has shared dispositive power with respect to 4,662,278 shares of our Class A common stock and sole voting power with respect to 3,694,919 shares of our Class A common stock. Neuberger Berman has no voting power with respect to the remaining 967,359 shares, which are held in individual client accounts. The Schedule 13G states that Neuberger Berman does not have any economic interest in the securities of its clients. The clients are the actual owners of the securities and have the sole right to receive and the power to direct the receipt of dividends or proceeds from the sale of such securities. The business address of Neuberger Berman is 605 Third Avenue, New York, New York 10158.

(4)	Beneficial ownership information is based on information contained in a Schedule 13G filed with the SEC on February 14, 2008 by PRIMECAP Management Company (“PRIMECAP”). PRIMECAP is an investment adviser and has sole dispositive power with respect to 4,816,200 shares of our Class A common stock and sole voting power with respect to 2,577,300 shares of our Class A common stock. The business address of PRIMECAP is 225 South Lake Ave., #400, Pasadena, California 91101.

(5)	Beneficial ownership information is based on information contained in a Schedule 13G filed with the SEC on February 4, 2008 by TimesSquare Capital Management, LLC (“TimesSquare”). TimesSquare is an investment adviser, and all of the shares reported as beneficially owned by TimesSquare are owned by its investment advisory clients, who have the right to receive dividends and proceeds from the sale of such shares. In its role as investment adviser, TimesSquare has sole dispositive power with respect to 5,244,473 shares of our Class A common stock and sole voting power with respect to 4,225,290 shares of our Class A common stock. The business address of TimesSquare is 1177 Avenue of the Americas, 39th Floor, New York, New York 10036.

(6)	Includes (i) 98,583 shares of Class A common stock held in two GRATs, and (ii) 655,512 shares of Class A common stock subject to options that are exercisable as of April 1, 2008 or within 60 days from such date.

(7)	Includes 404,155 shares of Class A common stock subject to options that are exercisable as of April 1, 2008 or within 60 days from such date.

(8)	Includes (i) 173,206 shares of Class A common stock held in a family trust, and (ii) 720,575 shares of Class A common stock subject to options that are exercisable as of April 1, 2008 or within 60 days from such date.

(9)	Includes 138,853 shares of Class A common stock subject to options that are exercisable as of April 1, 2008 or within 60 days from such date.

(10)	Includes 54,449 shares of Class A common stock subject to options that are exercisable as of April 1, 2008 or within 60 days from such date.

(11)	Consists of (i) 3,259 vested deferred stock units held in accordance with our outside director compensation policy, and (ii) 65,993 shares of Class A common stock held in a GRAT and subject to options that are exercisable as of April 1, 2008 or within 60 days from such date.

(12)	Consists of 3,625 vested deferred stock units held in accordance with our outside director compensation policy.

(13)	Includes 3,259 vested deferred stock units held in accordance with our outside director compensation policy.

(14)	Consists of (i) 3,259 vested deferred stock units held in accordance with our outside director compensation policy, and (ii) 40,723 shares of Class A common stock subject to options that are exercisable as of April 1, 2008 or within 60 days from such date.

(15)	Includes 3,625 vested deferred stock units held in accordance with our outside director compensation policy.

(16)	Consists of 3,625 vested deferred stock units held in accordance with our outside director compensation policy.

(17)	Includes (i) 1,275 restricted shares of Class A common stock vesting within 60 days of April 1, 2008, (ii) 20,652 vested deferred stock units held in accordance with our outside director compensation policy, and (iii) 2,104,094 shares of Class A common stock subject to options that are exercisable as of April 1, 2008 or within 60 days from such date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and beneficial owners of greater than 10 percent of our common stock (the “Reporting Persons”) to file reports of holdings and transactions in NeuStar common stock with the Securities and Exchange Commission and the New York Stock Exchange.

Based solely on these reports and other information provided to us by the Reporting Persons, we believe that all Reporting Persons complied with these reporting requirements during fiscal year 2007 except for the following late reports, which were due to administrative error: a Form 4 for Jeffrey Babka covering one transaction and a Form 5 for Mark Foster covering two transactions.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Related Persons

None.

Policies and Procedures for Review of Transactions with Related Persons

Our Corporate Code of Business Conduct (the “Code”), which is available on our website at www.neustar.biz under the captions “Investor Relations — Corporate Governance — Code of Conduct,” provides that the personal activities and relationships of directors, officers and employees must not conflict, or appear to conflict, with the interests of the Company. Any potential conflict of interest that involves an officer of the Company or a subsidiary — including any transaction between the Company and a third party in which the officer has a direct or indirect interest — must be approved in advance by the General Counsel and Chief Operating Officer of the Company. Any potential conflict of interest that involves a director or an executive officer of the Company must be approved by the Board of Directors or the Audit Committee.

Loans from the Company to directors and executive officers are prohibited by the Code. Loans from the Company to other officers and employees must be approved in advance by the Board of Directors or the Audit Committee.

All prior approvals required pursuant to the Code must be obtained in writing.

PROPOSALS REQUIRING YOUR VOTE

ITEM 1 —	Election of Directors

Our Board of Directors currently has eight seats, divided into three classes: Class I, Class II and Class III. Our Class I directors are James G. Cullen, Joel P. Friedman and Kenneth A. Pickar, and their term ends at this Meeting. Our Class II directors are Ross K. Ireland, Paul A. Lacouture and Michael J. Rowny, and their term ends at the Annual Meeting of Stockholders in 2009. Our Class III directors are Jeffrey E. Ganek and Hellene S. Runtagh, and their term ends at the Annual Meeting of Stockholders in 2010.

We have nominated Messrs. Cullen and Friedman and Dr. Pickar for election to continue as Class I directors. Mr. Cullen has served on the Board since 2005, Dr. Pickar has served on the Board since 1999, and Mr. Friedman was first appointed to the Board on July 26, 2006. Mr. Friedman’s candidacy was recommended to the Nominating and Corporate Governance Committee by our CEO and a non-management director.

Each nominee for director will, if elected, continue in office until our Annual Meeting of Stockholders in 2011 and until the director’s successor has been duly elected and qualified, or until the earlier of the director’s death, resignation or retirement. The proxy holders named on the proxy card intend to vote the proxy (if you are a stockholder of record) for the election of each of these nominees, unless you indicate on the proxy card that your vote should be withheld from either or both of the nominees. Under Securities and Exchange Commission rules, proxies cannot be voted for a greater number of persons than the number of nominees named.

Each nominee has consented to be named as a nominee in this proxy statement, and we expect each nominee for election as a director to be able to serve if elected. If either nominee is not able to serve, proxies will be voted in favor of the other nominee and may be voted for a substitute nominee, unless the Board chooses to reduce the number of directors serving on the Board.

The principal occupations and certain other information about the nominees and the additional members of our Board of Directors are set forth below.

The Board of Directors unanimously recommends a vote FOR the election of Messrs. Cullen and Friedman and Dr. Pickar as directors.

BOARD OF DIRECTORS

Name and Age as of
April 1, 2008	Position, Principal Occupation, Business Experience and Directorships

Jeffrey E. Ganek Age 55	Mr. Ganek has served as our Chairman of the Board and Chief Executive Officer since December 1999. From December 1995 to December 1999, he was Senior Vice President and Managing Director of Communications Industry Services at Lockheed Martin, an advanced technology company. The Communications Industry Services group of Lockheed Martin, which was acquired from Lockheed Martin in 1999 to form NeuStar, provided clearinghouse services to the telecommunications industry. From 1993 to 1995, he was Vice President — Asia Operations for Global TeleSystems Group, a communications service provider in Europe and Asia. From 1991 to 1993, he was Vice President of Marketing at GTE Spacenet, a satellite communications service provider. From 1985 to 1991, he was Director of Marketing and Corporate Development at MCI Communications Corporation, a telecommunications company. From 1976 to 1985, he held management positions at AT&T, a telecommunications company, in Corporate Development, Marketing and Finance.
James G. Cullen Age 65	Mr. Cullen has served as a director of NeuStar since 2005. Mr. Cullen retired as President and Chief Operating Officer of Bell Atlantic Corporation, a local telephone exchange carrier, in 2000. He had assumed those positions in 1998, after having been Vice Chairman since 1995 and, prior to that, President since 1993. He was President and Chief Executive Officer of Bell Atlantic-New Jersey, Inc. from 1989 to 1993. Mr. Cullen is also a director, audit committee member and chairman of the compensation committee of Prudential Financial, Inc., non-executive Chairman of the Board of Agilent Technologies, Inc. and a director and chairman of the audit committee of Johnson & Johnson.
Joel P. Friedman Age 60	Mr. Friedman has served as a director of NeuStar since 2006. As the former President of Accenture Ltd.’s Business Process Outsourcing organization, Mr. Friedman was responsible for overseeing Accenture’s portfolio of BPO businesses as well as fueling new innovation and growth in BPO. He was a member of Accenture’s Board of Directors until February 2005 and also served on that company’s Executive Committee and Global Leadership Council. Over the course of his 34-year career with Accenture, a national consulting firm, Mr. Friedman held a variety of senior leadership roles. He was a partner in Accenture’s Corporate Development organization; served as managing general partner of the company’s former venture capital business, Accenture Technology Ventures; led Accenture’s banking and capital markets program; and was instrumental in founding and managing Accenture’s strategy consulting practice. Mr. Friedman is also a director, audit committee member and finance committee member of SVB Financial Group.

Name and Age as of
April 1, 2008	Position, Principal Occupation, Business Experience and Directorships

Ross K. Ireland Age 61	Mr. Ireland has served as a director of NeuStar since 2006. Mr. Ireland retired as Senior Executive Vice President of Services and Chief Technology Officer of SBC Communications Inc., a telecommunications services provider, in 2004. He assumed these positions in 1997 when Pacific Telesis Group merged with SBC Communications Inc. He served Pacific Telesis Group in various capacities from 1966 to 1997, including as Vice President and Chief Technology Officer from 1990 to 1997. Mr. Ireland was also a member of the Board of Directors of the Alliance for Telecommunications Industry Solutions, or ATIS, a not-for-profit corporation that provides telecom industry standards and industry operating practices, from 1990 through 2004, including as the Chairman of the Board of ATIS from 2000 through 2004.
Paul A. Lacouture Age 57	Mr. Lacouture has served as a director of NeuStar since 2007. Mr. Lacouture retired as Executive Vice President of Engineering and Technology for Verizon Telecom, a telecommunications services provider, in 2007. Earlier, he was president of the Verizon Network Services Group. Prior to the Bell Atlantic/GTE merger in July 2000, Mr. Lacouture was president of the Network Services group at Bell Atlantic.
Dr. Kenneth A. Pickar Age 62	Dr. Pickar has served as a director of NeuStar since 1999. He has been a Visiting Professor of Mechanical Engineering at the California Institute of Technology (Caltech) since 1997. Prior to joining Caltech, he was Senior Vice President — Engineering and Technology at AlliedSignal Corp. Dr. Pickar is also a director and audit committee member of Ness Technologies Corp.
Michael J. Rowny Age 57	Mr. Rowny has served as a director of NeuStar since 2006. Mr. Rowny has been Chairman of Rowny Capital, a private equity firm, since 1999. From 1994 to 1999, and previously from 1983 to 1986, Mr. Rowny was with MCI Communications Corporation in positions including President and CEO of MCI’s International Ventures, Alliances and Correspondent group; acting CFO; Senior Vice President of Finance; and Treasurer. His extensive career in business and government has included positions as Chairman and CEO of the Ransohoff Company, CEO of Hermitage Holding Company, EVP and CFO of ICF Kaiser International, Inc., Vice President of the Bendix Corporation, and Deputy Staff Director of The White House. Mr. Rowny is also a director and audit committee member of Ciena Corporation.
Hellene S. Runtagh Age 59	Ms. Runtagh has served as a director of NeuStar since 2006. Ms. Runtagh was formerly President and CEO of Berwind Group, a diverse company with global businesses in pharmaceutical services, life science automation, industrial manufacturing, real estate, and natural resources, from 2001 to 2002. Prior to joining Berwind in 2001, Ms. Runtagh was with Universal Studios, where she last served as Executive Vice President. In this role, Ms. Runtagh was responsible for Studio, Consumer Products, Interactive Games, Information Technology, Online Operations, and retail operations at Universal Studios. Prior to joining Universal Studios, Ms. Runtagh spent 25 years at General Electric Company, where she served as President and CEO of GE Information Services and held general management roles with GE Capital and GE’s software businesses. Ms. Runtagh has also held numerous leadership positions, including international operations, marketing and manufacturing, for multiple high technology GE businesses. Ms. Runtagh is also a director and compensation committee member of IKON Office Solutions, Inc. and a director, audit committee member and chair of the compensation and executive development committee of Lincoln Electric Holdings, Inc.

EXECUTIVE OFFICERS AND MANAGEMENT

Below is information, including biographical information, about our current executive officers (other than Mr. Ganek, whose biographical information appears above).

Name	Age(1)	Position

Lisa Hook	50	President and Chief Operating Officer
Jeffrey A. Babka	54	Senior Vice President and Chief Financial Officer
Mark D. Foster	50	Senior Vice President and Chief Technology Officer
John B. Spirtos	42	Senior Vice President, Corporate Development
Raymond A. Saulino	57	Senior Vice President, Sales and Business Development
Martin K. Lowen	43	Senior Vice President, General Counsel and Secretary

(1)	As of April 1, 2008.

Lisa Hook has served as our President and Chief Operating Officer since joining us in January 2008. Prior to joining NeuStar, Ms. Hook served as President and Chief Executive Officer of Sunrocket, Inc., a voice over IP (“VoIP”) service provider, from 2006 to 2007. From 2001 to 2004, she held several executive-level posts at America Online, Inc., a web services company, including President, AOL Broadband, Premium and Developer Services; President, AOL Anywhere; and Senior Vice President and Chief Operating Officer, AOL Mobile. After leaving America Online in 2004, Ms. Hook briefly consulted for AOL and served on various corporate boards. Earlier, she was partner at Brera Capital Partners, LLC and managing director at Alpine Capital Group LLC. Ms. Hook also served in executive and special advisory roles at Time Warner, Inc., was legal adviser to the Chairman of the Federal Communications Commission, and was a senior attorney at Viacom International, Inc. Ms. Hook also serves on the boards of directors for Reed Elsevier PLC, Reed Elsevier NV and Reed Elsevier Group plc.

Jeffrey A. Babka has served as our Senior Vice President and Chief Financial Officer since joining us in April 2004. From April 2002 until joining us, he was Executive Vice President, Finance and Administration and Chief Financial Officer of Indus International, a publicly held service delivery management software company. From August 2000 to March 2002, Mr. Babka served as Vice President, Finance and Chief Financial Officer for the Global Accounts Business Unit of Concert Communications, an international joint venture between AT&T and British Telecommunications plc, a voice and data service provider. Prior to 2000, Mr. Babka held several executive positions in finance and business operations management with AT&T, Lucent, Bank of America and Global Crossing.

Mark D. Foster has served as our Senior Vice President and Chief Technology Officer since November 1999. Prior to joining us, Mr. Foster was an independent consultant working full-time in a similar capacity from 1996 until November 1999 for the Communications Industry Services group of Lockheed Martin. From 1994 through 1995, Mr. Foster worked as an independent consultant to a group of communications industry companies and, in this capacity, was involved in the industry technical, policy and regulatory discussions leading to the adoption of local number portability. From 1993 to early 1994, Mr. Foster was the Managing Director of the Stratus Telecom Development Center for Stratus Computers, Inc., a specialized high-availability computer manufacturer. Prior to that, from 1987 to 1993, Mr. Foster was the Senior Vice President of Engineering and Operations of Phone Base Systems, which sold advanced intelligent telecommunications network technology and services. The technology division of Phone Base Systems was sold to Stratus Computers in 1993. From 1985 through 1986, Mr. Foster was Vice President of Engineering and Operations for Quest Communications, a provider of enhanced telecommunications services. From 1978 through 1986, Mr. Foster was an independent consultant providing systems design and engineering services in the communications industry. From 1977 through 1978, Mr. Foster was a senior systems engineer at C3, Inc., a computer software company specializing in real-time data communications systems for the United States government.

John B. Spirtos has served as a Senior Vice President of NeuStar since October 2004 and is our Senior Vice President, Corporate Development. Prior to joining us, from May 2003 to September 2004, he served as Senior Vice President of Mergers and Acquisitions and Corporate Strategy at Corvis Corporation, a manufacturer of communications switching and transport equipment, and its wholly owned subsidiary, Broadwing Communications, LLC, an integrated communications service provider. From October 1998 to April 2003, he was a general partner at OCG Ventures, LLC and

HRLD Ventures, LP, where he focused on investments in cable and telecommunications components manufacturers, systems integrators and service providers.

Raymond A. Saulino has served as a Senior Vice President since joining us in April 2006 and has been our Senior Vice President, Sales and Business Development, since April 2007. Prior to becoming our Senior Vice President, Sales and Business Development, Mr. Saulino served as our Senior Vice President of Business Integration. Before he joined the Company, he led several business units in the government services sector of Affiliated Computer Services Inc., a provider of business process outsourcing and information technology services from March 2002 to April 2006. Prior to Affiliated Computer Services, Mr. Saulino was a founder and President, Chief Operating Officer of PRWT Services, Inc., a Lockheed Martin IMS Corporation business partner, where he spent 15 years after leaving Lockheed Martin Corporation in 1987.

Martin K. Lowen has served as a Senior Vice President since May 2005 and as our General Counsel and Secretary since September 2002. Upon joining us in June 2000, he served as Vice President of Law and Business Development. Prior to joining us, Mr. Lowen was an Assistant Vice President at TeleGlobe Communications, a provider of international telecommunications services, from January 1999 to May 2000, where he provided legal advice to senior management and directed many activities within that company’s Legal Department. Prior to January 1999, he was a director in the legal department at MCI Communications Corp. and an associate with Skadden, Arps, Slate, Meagher & Flom LLP and Hogan & Hartson LLP.

ITEM 2 —	Ratification of Independent Registered Public Accounting Firm

The Audit Committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm for 2008.

We are asking our stockholders to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, we are submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice and because we value our stockholders’ views on the Company’s independent registered public accounting firm. In the event that our stockholders fail to ratify the selection, the Audit Committee will review its future selection of independent auditors. Even if this selection is ratified, pursuant to the Sarbanes-Oxley Act of 2002, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm and may determine to change the firm selected at such time and based on such factors as it determines to be appropriate.

Representatives of Ernst & Young LLP will be present at the Meeting to answer questions. They also will have the opportunity to make a statement if they desire to do so.

The Board of Directors unanimously recommends a vote FOR the ratification of Ernst & Young LLP as our independent registered public accounting firm for 2008.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements and internal control over financial reporting for the years ended December 31, 2006 and December 31, 2007, and fees billed for other services rendered by Ernst & Young LLP during those periods.

	2006	2007

Audit fees(1)	$2,258,450	$2,801,176
Audit-related fees(2)	455,841	362,500
Tax fees(3)	325,705	569,711

Subtotal	$3,039,996	$3,733,387
All other fees(4)	1,440	2,500

Total fees	$3,041,436	$3,735,887

(1)	Audit fees consisted principally of work performed in connection with the audit of our consolidated financial statements, work on the audit of internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002, and review of the unaudited quarterly financial statements.

(2)	Audit-related fees consisted principally of audits that we were required to conduct in connection with our regulatory requirements under the rules, regulations and orders of the Federal Communications Commission, as well as requirements under the provisions of certain of our contracts.

(3)	Tax fees consisted principally of tax compliance and tax consulting work.

(4)	Other fees consisted of miscellaneous other permissible services not included in the first three categories and were immaterial for 2006 and 2007.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Pursuant to the Audit Committee Charter, Audit Committee policy and the requirements of law, the Audit Committee pre-approves all audit and permissible non-audit services to be provided by our independent registered public accounting firm. Pre-approval includes audit services, audit-related services, tax services and other services. In some cases, the full Audit Committee provides pre-approval for up to a year related to a particular defined task or scope of work, subject to a specific budget. In other cases, the chairman of the Audit Committee has the delegated authority from the Audit Committee to pre-approve services, and the chairman then communicates such pre-approvals to the full Audit Committee. To avoid potential conflicts of interest, the law prohibits a publicly traded company from obtaining certain non-audit services from its independent audit firm. We obtain these services from other service providers as needed.

Audit Committee Report

NeuStar’s management is responsible for NeuStar’s financial statements, internal controls and financial reporting process. NeuStar’s independent registered public accounting firm, Ernst & Young LLP, is responsible for auditing the financial statements and for expressing an opinion as to whether those audited financial statements fairly present, in all material respects, the financial position, results of operations, and cash flows of the Company in conformity with U.S. generally accepted accounting principles. The Audit Committee has been established for the purpose of representing and assisting the Board of Directors in overseeing NeuStar’s accounting and financial reporting processes and audits of NeuStar’s annual financial statements and internal control over financial reporting, including the integrity of NeuStar’s financial statements, NeuStar’s compliance with legal and regulatory authority requirements, the independent auditors’ qualifications and independence, and the performance of NeuStar’s internal audit function and the independent auditors. The members of the Audit Committee are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm, nor can the Audit

Committee certify that the independent registered public accounting firm is in fact “independent” under applicable rules.

In this context, the Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as modified or supplemented. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent registered public accounting firm its independence.

Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the Securities and Exchange Commission.

The Audit Committee:

James G. Cullen, Chair
Paul A. Lacouture
Michael J. Rowny
Hellene S. Runtagh

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate the Audit Committee Report by reference therein.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS,
NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS

Under the rules of the Securities and Exchange Commission, if a stockholder would like us to include a proposal in our proxy statement and form of proxy for presentation at our 2009 Annual Meeting of Stockholders, the proposal must be received by us at our principal executive offices at 46000 Center Oak Plaza, Sterling, Virginia, 20166, to the attention of the Corporate Secretary, no later than January 6, 2009.

Our bylaws, as permitted by the rules of the SEC, contain certain procedures that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of Stockholders. These procedures provide that for nominations or other business to be properly brought before an annual meeting by a stockholder:

•	the stockholder must have given timely notice thereof in writing to the Corporate Secretary;

•	such business must be a proper matter for stockholder action under the General Corporation Law of the State of Delaware;

•	if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Company with a Solicitation Notice, as that term is defined below, such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Company’s voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Company’s voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice; and

•	if no Solicitation Notice has been timely provided, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice.

To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Company:

•	not less than 90 or more than 120 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding year’s Annual Meeting of Stockholders, or

•	if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder must be delivered not later than the close of business on the later of:

•	the 90th day prior to such annual meeting, or

•	the 10th day following the day on which public announcement of the date of such meeting is first made.

In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period or extend any time period for the giving of a stockholder’s notice as described above.

Notwithstanding the above timelines, in the event that the number of directors to be elected to the Board of Directors is increased and the Company does not make a public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding year’s Annual Meeting of Stockholders, a stockholder’s notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

Such notice shall set forth the following information:

•	as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and such person’s written consent to being named in the proxy statement as nominee and to serve as a director if elected;

•	as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made;

•	as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

•	the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner;

•	the class and number of shares of the Company’s stock that are owned beneficially and of record by such stockholder and such beneficial owner; and

•	whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Company’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Company’s voting shares to elect such nominee or nominees (an affirmative statement of such intent is referred to as a “Solicitation Notice”).

If any proposed nomination or business is not in compliance with the foregoing procedures, the chairman of the meeting has the power to declare that any defectively proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

Stockholders must also comply with all applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder. These procedures do not affect any rights of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

ANNUAL MEETING OF STOCKHOLDERS OF
June 25, 2008
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
â Please detach along perforated line and mail in the envelope provided. â

20330000000000000000 9	062508

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE      ☒

1. Election of Directors:

NOMINEES:
☐	FOR ALL NOMINEES	¡ ¡ ¡	James G. Cullen Joel P. Friedman Kenneth A. Pickar
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	Ratification of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for 2008.	☐	☐	☐
If you do not properly sign and return a proxy, or attend the meeting and vote in person, your shares cannot be voted, nor your instructions followed. Please sign below and return this proxy in the enclosed envelope.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
1

ANNUAL MEETING OF STOCKHOLDERS OF
June 25, 2008

PROXY VOTING INSTRUCTIONS

MAIL — Sign, date and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE — Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.
- OR -
IN PERSON — “You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
â Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. â

20330000000000000000 9	062508

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

NOMINEES:
☐	FOR ALL NOMINEES	¡ ¡ ¡	James G. Cullen Joel P. Friedman Kenneth A. Pickar
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	Ratification of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for 2007.	☐	☐	☐
If you do not properly sign and return a proxy, vote by telephone or the Internet, or attend the meeting and vote in person, your shares cannot be voted, nor your instructions followed. Please sign below and return this proxy in the enclosed envelope.
RECEIVE FUTURE PROXY MATERIALS VIA THE INTERNET
Registered stockholders can elect to receive NeuStar, Inc.’s future proxy materials, including the proxy statement, annual report to stockholders and proxy card, via the Internet. To enroll, please go to our transfer agent’s website at www.amstock.com. You will need to enter the company number and your account number as provided above.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

NEUSTAR 2008 ANNUAL MEETING ADMISSION TICKET
Wednesday, June 25, 2008, at 5:00 P.M.
The Hyatt Regency Reston
The Grand Ballroom D
1800 Presidents Street
Reston, VA 20190
Please retain and present this ticket for admission to the meeting

From Washington Dulles International:	From Reagan National Airport:
Distance from hotel: 7 miles	Distance from hotel: 22 miles
Directions: Take Dulles Access Road East toward Washington, DC. Take Exit 12, Reston Parkway / VA 602 and make a left onto Reston Parkway. At the third traffic light, turn left onto Bluemont Way. Take a right onto Presidents Street to the hotel.
Directions: Take George Washington Memorial Parkway North (crossing over into Virginia). Take the VA-123 exit toward Chain Bridge / McLean. Keep right at the fork to go on VA-123 S. Merge onto VA-267 W toward I-495 N / Dulles Airport (Portions toll). Take Reston Parkway / VA-602 exit-Exit 12. At the second traffic light, turn left onto Bluemont Way. Turn right onto Presidents Street to the hotel.

NEUSTAR, INC.
PROXY/VOTING INSTRUCTION CARD
This proxy is solicited by the Board of Directors of NeuStar, Inc.
for the Annual Meeting of Stockholders
Wednesday, June 25, 2008, 5:00 p.m. at the
The Hyatt Regency Reston, 1800 Presidents Street, Reston, VA 20190
     The undersigned hereby appoints Jeffrey E. Ganek and Martin K. Lowen, and each of them, as proxies, each with full power of substitution, and authorizes them to vote all the shares of common stock held of record by the undersigned on April 26, 2008 at the Annual Meeting, or any adjournment or postponement.
     If no other indication is made, the proxies will vote for the election of the nominees for Director, James G. Cullen, Joel P. Friedman, and Kenneth A. Pickar, and in accord with the Directors’ recommendations on the other subjects listed on the reverse side of this card and at their discretion on any other matter that may properly come before the meeting or any adjournment thereof.
(Continued and to be signed on the reverse side.)

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